Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit 10.1

Execution Version

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of June 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among General Electric Capital Corporation (“GECC”), in its capacity as administrative and collateral agent for Lenders (together with its successors and assigns in such capacity, “Agent”), the financial institutions who are or hereafter become parties to this Agreement as lenders (together with GECC, collectively the “Lenders”, and each individually, a “Lender”), Navidea Biopharmaceuticals, Inc., a Delaware corporation (“Borrower”), and the other Persons (as defined below), if any, who are or hereafter become parties to this Agreement as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and together with Borrower, each a “Loan Party” and collectively, “Loan Parties”).

Loan Parties, Agent and Lenders agree as follows:

1.	DEFINITIONS.

1.1           Defined Terms. Capitalized terms used herein shall have the meanings set forth in Section 11. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the UCC. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1.2           Section References. Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.

2.	Term LOAN.

2.1           Term Loan Commitment.

(a)          Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein, each Lender severally and not jointly agrees to make a loan (the “Term Loan”) in Dollars to Borrower on the Closing Date, in an amount equal to such Lender’s Term Loan Commitment. Upon the funding of such Term Loan, the Term Loan Commitment shall terminate.

(b)          The Term Loan made by each Lender is evidenced by this Agreement, and if requested by such Lender, a Note payable to such Lender.

2.2           Funding Procedures.

(a)          Funding of Term Loan. Upon the terms and subject to the conditions set forth herein, each Lender, severally but not jointly, shall make available to Agent its Pro Rata Share of the requested Term Loan, in Dollars in immediately available funds, to the Collection Account prior to 11:00 a.m. (New York time) on the Closing Date. Unless Agent shall have determined that any of the conditions set forth in Section 4.1 have not been satisfied, Agent shall credit the amounts received by it in like funds to Borrower (net of any amounts due and payable to or on behalf of Agent and/or Lenders) on such date by wire transfer to the following deposit account of Borrower (unless Agent is otherwise directed in writing by Borrower):

Bank Name: U.S. Bank, National Association

Bank Address: Columbus, Ohio, USA

ABA#:

Account #:

Account Name: Navidea Biopharmaceuticals, Inc.

Ref: GE/MidCap net proceeds

2.3	Interest.

(a)          Interest. The Term Loan shall accrue interest in arrears from the date made until such Term Loan is fully repaid at a fixed per annum rate of interest equal to 9.83%. All computations of interest and fees calculated on a per annum basis shall be made by Agent on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and fees are payable. Such method of calculation will result in an effective rate that exceeds the rate stated in this Section. Each determination of an interest rate or the amount of a fee under the Loan Documents shall be made by Agent and shall be conclusive, binding and final for all purposes, absent manifest error.

(b)          Default Rate. The Term Loan shall bear interest from and after the occurrence and during the continuation of an Event of Default at a rate equal to the Default Rate. The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default or Event of Default or otherwise limit Agent’s or any Lender’s right or remedies hereunder. All interest payable at the Default Rate shall be payable on demand.

(c)          Maximum Lawful Rate. Anything herein or any other Loan Document to the contrary notwithstanding, the obligations of Loan Parties hereunder and thereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Agent and Lenders would be contrary to the provisions of any Requirement of Law applicable to Agent and Lenders limiting the highest rate of interest which may be lawfully contracted for, charged or received by Agent and Lenders, and in such event Loan Parties shall pay Agent and Lenders interest at the highest rate permitted by applicable Requirements of Law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder or thereunder is less than the Maximum Lawful Rate, Loan Parties shall continue to pay interest hereunder and thereunder at the Maximum Lawful Rate until such time as the total interest received by Agent and Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the making of the initial Term Loan as otherwise provided in this Agreement or any other Loan Document.

2.4	Payments.

(a)          Interest Payments. Borrower shall pay interest to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, at the rate of interest for the Term Loan determined in accordance with Section 2.3 in arrears on each Scheduled Payment Date, commencing on July 1, 2013.

(b)          Principal Payments. Borrower shall pay principal to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, in thirty (30) equal consecutive payments of $806,452.00 on each Scheduled Payment Date, commencing on July 1, 2014, and one final payment in an amount equal to the entire remaining principal balance of the Term Loan on the Final Maturity Date.

(c)          Maturity. Notwithstanding the foregoing provisions of Section 2.4(b), all outstanding Obligations are due and payable in full on the earlier of (i) the Final Maturity Date or (ii) the date that the Term Loan otherwise becomes due and payable hereunder, whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise.

(d)          No Reborrowing. Once the Term Loan is repaid or prepaid, it cannot be reborrowed.

(e)          Method of Payments. All payments (including prepayments) to be made by any Loan Party under any Loan Document shall be made by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder) in Dollars, without setoff, recoupment, counterclaim or deduction of any kind, to the Collection Account before 2:00 p.m. (New York time) on the date when due. All payments received by Agent after 2:00 p.m. (New York time) on any Business Day or at any time on a day that is not a Business Day may, in Agent’s sole discretion, be deemed to be received on the next Business Day. Whenever any payment required under any Loan Document would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. All payments of interest and principal due to Agent and Lenders on a Scheduled Payment Date under Section 2.4(a) and (b) shall be effected by automatic debit of the appropriate funds from Borrower’s operating account specified on the Automatic Payment Authorization Agreement.

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(f)          Withholdings and Increased Costs.

(i)          All payments by any Loan Party under any Loan Document shall be made free and clear of all Indemnified Taxes. If any Indemnified Taxes shall be required by any Requirement of Law to be withheld or deducted from or in respect of any sum payable under any Loan Document to Agent or any Lender, (A) an additional amount shall be payable as may be necessary so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section), Agent or such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (B) Loan Parties shall make such withholdings or deductions, (C) Loan Parties shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with any applicable Requirement of Law, and (D) Loan Parties shall deliver to Agent or such Lender evidence of such payment.

(ii)         If the introduction of or any change in, after the Closing Date, any Requirement of Law increases Agent’s or any Lender’s costs or reduces its income for the Term Loan, then Borrower shall upon demand by Agent or such Lender (with a copy of such demand to Agent) promptly pay to Agent for its own account or for the account of such Lender, as the case may be, the increase in cost or reduction in income or additional expense; provided that all requests, rules, guidelines or directives issued or promulgated under, in connection with or pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III shall be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted or issued. Agent and each Lender agrees that it shall allocate any such increased costs among its customers similarly affected in good faith and in a manner consistent with Agent’s or such Lender’s customary practice. Notwithstanding the foregoing, Borrower shall not be obligated to pay to Agent (for the account of the Lenders) any amounts in respect of “Excluded Taxes.”

(iii)        A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in paragraph (i) or (ii) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(iv)        Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrower of the change in any Requirement of Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Requirement of Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(g)           Loan Account. Agent, on behalf of the Lenders, shall record on its books and records the amount of the Term Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time. The entries in such record and register shall, absent manifest error, be conclusive evidence of the amount of the Term Loan made by the Lenders to Borrower and the interest and payments thereon. Any failure to maintain a record or register or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder (and under any Note) to pay any amount owing with respect to the Term Loan or provide the basis for any claim against Agent.

(h)           Payment of Obligations. Without limiting Section 2.4(e), Agent is authorized to, and at its sole election may, debit funds from Borrower’s operating account specified in the Automatic Payment Authorization Agreement to pay all Obligations under any Loan Document if and to the extent Borrower fails to promptly pay any such amounts as and when due.

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(i)          Tax Forms.

(i)          Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Foreign Lender becomes a party to this Agreement, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by Borrower or Agent, provide Agent and Borrower with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Foreign Lender claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Foreign Lender to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Foreign Lender under the Loan Documents. Unless Borrower and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Foreign Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)         Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Lender”) shall (A) on or prior to the date such U.S. Lender becomes a party to this Agreement, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (ii) and (D) from time to time if requested by Borrower or Agent, provide Agent and Borrower with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii)        Each Lender having sold a participation in any of its Obligations shall collect from such participant the documents described in this Section 2.6(j) and provide them to Agent.

(iv)        If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

2.5           Prepayments. Borrower may voluntarily prepay, upon five (5) Business Days’ prior written notice to Agent, the Term Loan in full or in part, in each instance without penalty or premium except as required below. Upon the date of (a) any voluntary prepayment of the Term Loan in accordance with the immediately preceding sentence or (b) any mandatory prepayment of the Term Loan required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a sum equal to (i)(A) in the case of a payment in full of the Term Loan, all outstanding principal and all accrued interest thereon and all other Obligations and (B) in the case of any prepayment of a portion of the Term Loan, such portion of the Term Loan and all accrued interest thereon, plus (ii) the Final Payment Fee or the Partial Final Payment Fee, as applicable, plus (iii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (A) 2.00% of the principal amount of the Term Loan being prepaid, if such prepayment is made on or before the one year anniversary of the Term Loan, (B) 1.00% of the principal amount of the Term Loan being prepaid, if such prepayment is made after the one year anniversary of the Term Loan but on or before the two year anniversary of the Term Loan, and (C) 0.00% of the principal amount of the Term Loan being prepaid, if such prepayment is made after the two year anniversary of the Term Loan but before the Final Maturity Date. Optional partial prepayments of the Term Loan shall be applied to scheduled installments of the Term Loan in inverse order of maturity.

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2.6	Lender Fees.

(a)          Closing Fee. On the Closing Date, Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a non-refundable closing fee in an amount equal to $206,250, which fee shall be fully earned when paid.

(b)          Final Payment Fee. On the date upon which the outstanding principal amount of the Term Loan is repaid in full, or if earlier, is required to be repaid in full (whether by scheduled payment, voluntary prepayment, acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a non-refundable fee equal to 4.00% of the original principal amount of the Term Loan (the “Final Payment Fee”), which Final Payment Fee shall be deemed to be fully earned on the date such Term Loan is made. If the Term Loan is prepaid in part prior to the Final Maturity Date, (i) Borrower shall pay on the date of any such partial prepayment a fee equal to 4.00% of the principal amount of the Term Loan so prepaid (a “Partial Final Payment Fee”), and (ii) the Final Payment Fee due and payable on the date the Term Loan is repaid in full or required to be repaid in full shall be reduced by the aggregate amount of any such Partial Final Payment Fees.

(c)          Fee Letter. Borrower shall pay to Agent (or its Affiliates) the fees specified in the Fee Letter.

2.7           Authorization and Issuance of the Warrants. Borrower has duly authorized the issuance to each Lender (or its respective Affiliate) of Warrants evidencing each Lender’s (or its respective Affiliate’s) right to acquire its respective Pro Rata Share of 301,205 shares of common stock of Borrower at an exercise price of $2.49 per share. The exercise period shall expire ten (10) years from the date such Warrants are issued.

3.	CREATION OF SECURITY INTEREST.

3.1           Grant of Security Interest. As security for the prompt and complete payment and performance when due, whether at the stated maturity, by acceleration or otherwise, of all Obligations, and as security for the prompt and complete payment and performance when due by each Guarantor of the Guaranteed Obligations (as defined in the Guaranty Agreement), each Loan Party hereby grants to Agent, for the benefit of Agent and Lenders, a lien on and security interest in all of its right, title and interest in, to and under the following Property:

All of such Loan Party’s personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of, such Loan Party, and regardless of where located, including, without limitation, all of such Loan Party’s Accounts, Chattel Paper (whether tangible or electronic), Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, Goods, Instruments, Investment Property (including, without limitation, all Securities Accounts), Inventory, Letter-of-Credit Rights, letters of credit, Securities, Supporting Obligations, cash, Cash Equivalents, any other contract rights (including, without limitation, rights under any license agreements, leases, and franchise agreements or rights to the payment of money), General Intangibles (other than Intellectual Property, but including such Loan Party’s Rights to Payment), all books and records of such Loan Party relating to each of the foregoing, and all additions, attachments, accessories, accessions and improvements to such Property, all substitutions, replacements or exchanges therefor, and all Proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing; provided, however, that no Lien is hereby granted on Excluded Property.

Notwithstanding the foregoing, to the extent it is necessary under any applicable Requirement of Law to have a lien on or security interest in the underlying Intellectual Property in order for Agent to have (a) a security interest in the Rights to Payment or (b) a security interest in any payments with respect to Rights to Payment that are received after the commencement of a bankruptcy or insolvency proceeding, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit attachment and perfection of Agent’s security interest in the Rights to Payment and any payments in respect thereof.

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Each Loan Party hereby represents and covenants that such security interest constitutes a valid, first priority perfected security interest in the Collateral in existence on the Closing Date, and will constitute a valid, first priority perfected security interest in Collateral acquired after the Closing Date. Each Loan Party hereby covenants that it shall give written notice to Agent promptly upon the acquisition by such Loan Party or creation in favor of such Loan Party of any commercial tort claim.

3.2           Financing Statements. Each Loan Party hereby authorizes Agent to file UCC financing statements in all appropriate jurisdictions and amendments thereto describing the Collateral and containing any other information required by the applicable UCC to perfect Agent’s security interest (for the benefit of itself and the Lenders) granted hereby. Each Loan Party hereby further authorizes Agent to file UCC termination statements in all appropriate jurisdictions as agent of such Loan Party in accordance with the terms of the pay-off letter delivered pursuant to Section 4.1(r).

3.3           Termination of Security Interest. Upon the Termination Date, (a) Agent’s lien on and security interest in the Collateral shall be automatically terminated without delivery of any instrument or performance of any act and (b) at the request of any Loan Party, Agent shall, at the Loan Parties’ sole cost and expense and without any recourse, representation or warranty, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

4.	CONDITIONS OF CREDIT EXTENSIONS

4.1           Conditions Precedent to Term Loan. No Lender shall be obligated to make its Pro Rata Share of the Term Loan, or to take, fulfill, or perform any other action hereunder, until the following have been delivered to Agent and, if requested, to any Lender so requesting, in each case in form and substance satisfactory to Agent and Lenders (the date on which Lenders make the Term Loan, the “Closing Date”):

(a)          a counterpart of this Agreement duly executed by each Loan Party, each Lender and Agent;

(b)          a certificate duly executed by the Secretary of each Loan Party, the form of which is attached as Exhibit A, providing verification of incumbency and certifying as to and attaching (i) such Loan Party’s board resolutions approving the transactions contemplated by the Loan Documents and (ii) such Loan Party’s formation documents certified by the Secretary of State of such Loan Party’s state of formation as of a date acceptable to Agent and such Loan Party’s governing documents;

(c)          Notes duly executed by Borrower in favor of each Lender that has requested a Note;

(d)          (i) copies of UCC, patent, trademark, copyright and other appropriate search reports and of all effective prior filings listed therein and (ii) filed copies of UCC financing statements, collateral assignments, and termination statements, with respect to the Collateral, as Agent shall reasonably request;

(e)          certificates of insurance evidencing the insurance coverage and satisfactory additional insured and lender loss payable endorsements, in each case as required pursuant to Section 6.4;

(f)          certified copies, dated as of a recent date acceptable to Agent, of UCC, judgment, bankruptcy and tax lien search results demonstrating that there are no Liens on the Collateral other than Permitted Liens;

(g)          a certificate of status/good standing of each Loan Party from the jurisdiction of such Loan Party’s organization and a certificate of foreign qualification from each jurisdiction where such Loan Party’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect, in each case certified as of a recent date acceptable to Agent;

(h)          an Access Agreement for each leased location or third party location to the extent required pursuant to Section 6.6;

(i)          an executed legal opinion of Loan Parties’ counsel, in form and substance satisfactory to Agent;

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(j)          an Automatic Payment Authorization Agreement, duly executed by Borrower;

(k)         a Perfection Certificate completed and duly executed by each Loan Party;

(l)          one or more Account Control Agreements, duly executed by the applicable Loan Parties and the applicable depository or financial institution, to the extent required pursuant to Section 7.9;

(m)        a Disbursement Letter, duly executed by each Loan Party, Agent and Lenders;

(n)         a Pledge Agreement, duly executed by each Loan Party, together with the certificates and instruments required to be delivered in connection therewith on or prior to the Closing Date, and related undated powers and endorsements duly executed in blank;

(o)         [Reserved];

(p)         a Warrant in favor of each Lender (or its Affiliate if so requested by such Lender) for such Lender’s Pro Rata Share of the number of shares of Stock of Borrower described in Section 2.7, duly executed by Borrower;

(q)         the Fee Letter, duly executed by each Loan Party and Agent;

(r)          a pay-off letter satisfactory to Agent and duly executed by Hercules Technology II, L.P., confirming that all of the Indebtedness and other obligations owed under the Existing Indebtedness will be repaid in full from the proceeds of the Term Loan and all Liens upon any Loan Party’s property in favor of Hercules Technology II, L.P. shall be terminated immediately upon such payment;

(s)          the Agent shall have received satisfactory evidence that at least $4,781,333.18 of the Platinum-Montaur Subordinated Indebtedness shall have been converted to common or preferred Stock of Borrower on terms and conditions reasonably satisfactory to Agent;

(t)          a Subordination Agreement, duly executed by each Loan Party and each holder of Platinum-Montaur Subordinated Indebtedness;

(u)         a duly executed amendment to the Platinum-Montaur Loan Agreement, in form and substance acceptable to Agent;

(v)         all fees required to be paid by Borrower under the Loan Documents, and Borrower shall have reimbursed Agent and Lenders for all fees, costs and expenses presented as of the Closing Date;

(w)        all other documents, agreements, instruments or information as Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement.

(x)         (i) all representations and warranties contained in each Loan Document shall be true, accurate and complete in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) as of the date of the Term Loan, (ii) no Default or Event of Default has occurred and is continuing or will result from the making of the Term Loan, and (iii) Agent shall have received a certificate from an authorized officer of each Loan Party confirming each of the foregoing; and

(y)        in Agent’s and each Lender’s sole discretion, there has been no material impairment in the general affairs, management, results of operations, financial condition or the prospect of repayment of the Obligations or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent and Lenders.

For the purpose of determining satisfaction with the conditions specified in this Section 4.1, each Lender that has signed and delivered this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4.1.

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5.	REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES.

Each Loan Party, jointly and severally, represents and warrants to Agent and each Lender that:

5.1           Due Organization and Authorization. Each Loan Party’s exact legal name is as set forth in the Perfection Certificate, and each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as specified in the Perfection Certificate, has its chief executive office at the location specified in the Perfection Certificate, and is duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, except where the failure to be so qualified and licensed could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all information set forth on the Perfection Certificate pertaining to each of the Loan Parties is accurate and complete in all material respects. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Loan Party and constitute the legal, valid and binding obligations of each such Person that is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Loan Party has all requisite power and authority to own its assets, carry on its business and execute, deliver and perform its obligations under the Loan Documents to which it is a party.

5.2           No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party will not (a) contravene any of the organizational documents of such Loan Party, (b) violate any material Requirement of Law, (c) require any action by, filing, registration, qualification with, or approval, consent or withholding of objections from, any Governmental Authority or any other Person, except those which have been obtained and are in full force and effect, (d) result in the creation of any Lien on any of such Loan Party’s Property (except for Liens in favor of Agent, on behalf of itself and Lenders), or (e) result in any breach of or constitute a default under, or permit the termination or acceleration of, any Material Agreement to which such Loan Party is a party. A list of all Material Agreements as of the Closing Date is set forth on Schedule 5.2 hereto. No Loan Party is in default under any agreement to which it is a party or by which it is bound which could reasonably be expected to have a Material Adverse Effect.

5.3           Litigation. There are no actions, suits, proceedings or investigations pending (or to the knowledge of any Loan Party, threatened) against any Loan Party or any of its Subsidiaries or their respective properties, which (a) could reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $500,000, (b) seek an injunction or other equitable relief that could reasonably be expected to have a Material Adverse Effect, or (c) affect or pertain to the Loan Documents or any transaction contemplated hereby or thereby.

5.4           Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent or Lenders have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments) and fairly present in all material respects Borrower’s consolidated financial condition and consolidated results of operations. Since the date of the most recent audited financial statements, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent.

5.5           Use of Proceeds; Margin Stock. The proceeds of the Term Loan shall be used to repay the Existing Indebtedness and for working capital and general corporate purposes. No Loan Party and no Subsidiary of any Loan Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. As of the Closing Date, no Loan Party and no Subsidiary of any Loan Party owns any Margin Stock.

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5.6	Collateral.

(a)          Each Loan Party has good title to, has rights in, and the power to grant a Lien on and to Transfer each item of the Collateral upon which it purports to grant a Lien under any Loan Document, free and clear of any and all Liens except Permitted Liens. As of the Closing Date, all tangible Collateral (other than inventory or equipment in transit) is located at a location specified on the Perfection Certificate.

(b)          No Loan Party owns any Stock or Stock Equivalents, except for Permitted Investments.

(c)          As of the Closing Date, no Loan Party has any Deposit Accounts, Securities Accounts, commodity accounts or other investment accounts other than those described in the Perfection Certificate.

(d)          As of the Closing Date, no Loan Party owns any real property.

5.7	Compliance with Laws.

(a)          Each Loan Party is in compliance with all Requirements of Law applicable to it, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)          Without limiting the generality of the immediately preceding clause (a), each Loan Party and each Subsidiary of a Loan Party is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Loan Party nor any Affiliate of a Loan Party (i) is a Person designated by the U.S. Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person, or (iii) is controlled by (including without limitation by virtue of such Person being a director or owning voting Stock), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, any Loan Document would be prohibited under U.S. law.

(c)          Each Loan Party and each of its Affiliates is in compliance with (i) the Trading with the Enemy Act of 1917, Ch. 106, 40 Stat. 411, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended (the “Patriot Act”), and (iii) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of the Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

(d)          No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

(e)          No Property of any Loan Party has been used by any Loan Party or, to any Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable Requirements of Law.

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5.8           Intellectual Property. A list of all of each Loan Party’s Intellectual Property (limited to clause (a) of the definition thereof) and all license agreements (including all in-bound license agreements, but excluding over-the-counter software that is commercially available to the public) as of the Closing Date is set forth on Schedule 5.8 hereto, which indicates, for each such item of Property: (a) the name of the Loan Party owning such Intellectual Property or licensing such Intellectual Property, (b) the Loan Party’s identifier for such property (e.g., name of patent, license, etc.), (c) whether such Property is Intellectual Property (or application therefor) that is owned by such Loan Party or is licensed by such Loan Party, (d) the expiration date of such Intellectual Property or license agreement, and (e) whether such Intellectual Property is material to the condition (financial or otherwise), business or operations of any Loan Party. In the case of any Intellectual Property described in the foregoing clause (e) that is an in-bound license agreement, Schedule 5.8 further indicates, for each: (i) the name and address of the licensor, (ii) the name and date of the agreement pursuant to which such item of Intellectual Property is licensed, (iii) whether or not such license agreement grants an exclusive license to a Loan Party, (iv) whether there are any purported restrictions in such license agreement as to the ability of a Loan Party to grant a security interest in, or to Transfer any of its rights as a licensee under, such license agreement, and (v) whether a default under or termination of such license agreement could interfere with Agent’s right to sell or assign such license or any other Collateral. Each Loan Party’s Intellectual Property is valid and enforceable and each Loan Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without any actual (or, to its best knowledge, claimed) infringement, upon the rights of third parties. Except as specified on Schedule 5.8, as of the Closing Date, each Loan Party is the sole owner of its Intellectual Property, and such Intellectual Property is free and clear of all Liens, except for non-exclusive licenses of Intellectual Property granted by a Loan Party to third parties in the ordinary course of its business. No Loan Party has entered into any agreement or financing arrangement (other than any Loan Document) prohibiting or otherwise restricting the existence of any Lien upon any of its Intellectual Property.

5.9           Solvency. As of the Closing Date, both before and after giving effect to the Term Loan, the transactions contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

5.10         Taxes; Pension. Each Loan Party and its Subsidiaries has timely filed all required tax returns and reports with the appropriate Governmental Authority and timely paid all federal, state, local and foreign taxes, assessments, deposits and contributions owed by such Person, excluding such amounts that are the subject of a Permitted Contest. No Loan Party is aware of any claims or adjustments proposed for any prior tax year that could result in additional taxes becoming due and payable by a Loan Party or any of its Subsidiaries. Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in compliance with applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. Each Loan Party has paid all amounts necessary to fund all pension, profit sharing, deferred compensation and other retirement plans in accordance with their terms and as may be required under ERISA or other applicable Requirements of Law, and no Loan Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of a Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.11         Full Disclosure. No representation, warranty or other statement made by or on behalf of a Loan Party to Agent or any Lender (including in any certificate, instrument, agreement or document delivered pursuant to any Loan Document) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading (it being recognized that the projections and forecasts provided by Loan Parties in good faith and based upon reasonable and stated assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

5.12         Regulatory Compliance.

(a)          Each Loan Party is in compliance in all material respects with all applicable statutes, rules, regulations, directives, standards, guidances, policies or orders issued by relevant Regulatory Authorities. Each Loan Party has, and it and its products are in conformance in all material respects with, all Registrations that are required to conduct its business as currently conducted, or as proposed to be conducted. To the knowledge of each Loan Party, no Regulatory Authority is considering limiting, suspending, or revoking such Registrations or requiring changes to the marketing classification or labeling or other significant parameter adversely affecting the products of any Loan Party. Other than as set forth on Schedule 5.12, to the knowledge of each Loan Party, any third party that is a manufacturer, supplier, distributor or contractor for any Loan Party is in compliance, and has been in compliance for the previous six years, with all Registrations required by relevant Regulatory Authorities and all Public Health Laws that reasonably pertain to product components of, accessories to, or products regulated as drugs or medical devices and marketed or distributed by such Loan Party. To the knowledge of each Loan Party, there are no facts that furnish any reasonable basis for any Regulatory Action by that Regulatory Authority.

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(b)          All products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold or marketed by or on behalf of any Loan Party that are subject to the jurisdiction of any Regulatory Authority have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold and marketed in compliance with the Public Health Laws and have been for the previous six years. All activities conducted by the Loan Parties are conducted in compliance in all material respects with the Public Health Laws.

(c)          No Loan Party is subject to any obligation arising under a Regulatory Action and no such obligation has been threatened. There is no Regulatory Action or other civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, proceeding or request for information pending against any Loan Party or, to the knowledge of any Loan Party, an officer, director, or employee of any Loan Party and, to each Loan Party’s knowledge, no Loan Party has any liability (whether actual or contingent) for failure to comply with any Public Health Laws.

(d)          As of the Closing Date, no Loan Party is undergoing any inspection by any Regulatory Authority related to any activities or products of any Loan Party that are subject to Public Health Laws.

(e)          No Loan Party has received any notice or communication from any Regulatory Authority alleging material noncompliance with any Public Health Law. No product has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution or commercialization activity. No proceedings seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any product are pending or threatened against any Loan Party.

(f)          No Loan Party nor, to the knowledge of any Loan Party, any of its respective officers, directors, employees, agents or contractors (i) has been excluded or debarred from any federal healthcare program (including without limitation Medicare or Medicaid) or any other federal program, (ii) has employed or contracted with Persons excluded from participation in any federal program, (iii) has been suspended or debarred from contracting with the federal government or (iv) has received notice from any Regulatory Authority with respect to debarment or disqualification of any Person that could reasonably be expected to have a Material Adverse Effect. No Loan Party is or has been under investigation by the Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services, any state Attorney General, state Medicaid Agency or any Regulatory Authority for promotional or other fraud and abuse or related issues. No Loan Party has engaged in any activity constituting fraud or abuse under any Requirements of Law relating to healthcare insurance or reimbursement, and no payments of either cash or other consideration to any Person by or on behalf of any Loan Party have been made in violation of any applicable Requirements of Law.

5.13         Excluded Subsidiaries.

(a)          Cardiosonix Ltd. is not engaged in any business activities (other than (i) the maintenance of its corporate existence and (ii) certain service obligations owing to the State of Israel with respect to discontinued blood flow measurement devices, which obligations terminate on January 1, 2014), does not have any assets or liabilities in excess of $10,000, has not incurred any Indebtedness and has not granted any Liens.

(b)          Navidea Biopharmaceuticals Limited (collectively with Cardiosonix Ltd., the “Excluded Subsidiaries”) is not engaged in any business activities (other than the maintenance of its corporate existence), does not have any assets or liabilities, has not incurred any Indebtedness and has not granted any Liens.

5.14         Platinum-Montaur Subordinated Indebtedness. None of the Platinum-Montaur Subordinated Indebtedness is (x) guaranteed by, or constitutes the obligations of, any Person other than Borrower, or (y) secured by the assets of any Person, including Borrower or any of its Subsidiaries. As of the Closing Date, (i) an aggregate principal amount of $4,781,333.00 of Draws (as defined in the Platinum-Montaur Loan Agreement) outstanding immediately prior to the Closing Date have been indefeasibly prepaid by the Borrower; and (ii) the Draw Credit Maximum Amount (as defined in the Platinum-Montaur Loan Agreement) is no less than $30,000,000.

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6.	AFFIRMATIVE COVENANTS.

6.1           Good Standing. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, its existence and good standing in its jurisdiction of organization (other than as a result of the Permitted Dissolutions) and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, in full force all permits, licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2           Notice to Agent and the Lenders.

(a)          Loan Parties shall promptly (but in any event within five (5) Business Days after an officer of a Loan Party becomes aware) provide Agent and each Lender with written notice of (i)  the occurrence of any Default or Event of Default, (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any of its Subsidiaries or its respective Property (A) in which the amount of damages claimed is $500,000 or more, (B) which could reasonably be expected to have a Material Adverse Effect or (C) in which the relief sought is an injunction or other stay of performance of any Loan Document, (iii) any amendments to (and copies of all statements, reports and notices (other than non-material statements, reports and notices delivered in the ordinary course of business) delivered to or by a Loan Party in connection with) any Material Agreement or any Loan Party entering into any Material Agreement or any termination or material breach thereof, (iv) the consummation of the Permitted Dissolutions or any part thereof and (v) concurrently with the delivery of any documents or information delivered to any holder of Subordinated Indebtedness, copies of such documents or information.

(b)          Each Loan Party shall promptly (but in any event within five (5) Business Days) after the receipt or occurrence thereof notify Agent of (i) any notice received by a Loan Party or any Subsidiary of Loan Party alleging potential or actual violations of any Public Health Law, (ii) any notice that any Regulatory Authority is limiting, suspending or revoking any Registration, requiring adverse changes to the marketing classification, distribution pathway or parameters, or labeling of the products of any Loan Party, or considering any of the foregoing, (iii) any notice that any Loan Party has become subject to any Regulatory Action, (iv) the exclusion or debarment from any federal healthcare program or debarment or disqualification by any Regulatory Authority of any Loan Party or any Loan Party gaining such knowledge with respect to any of its respective officers, directors, employees, agents, or contractors, or (v) any notice that any product of any Loan Party has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings seeking the withdrawal, recall, suspension, import detention, or seizure of any product are pending or threatened against any Loan Party.

6.3           Financial Statements; Reports.

(a)          Borrower shall deliver to Agent and Lenders (i) as soon as available and in any event within 30 days after the end of each fiscal month, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal month and that portion of the fiscal year ending as of the close of such fiscal month, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer, (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal quarter and that portion of the fiscal year ending as of the close of such fiscal quarter, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer and (iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year, audited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal year, together with a report of an independent certified public accounting firm reasonably acceptable to Agent and Requisite Lenders, which report shall contain an unqualified opinion stating that such audited financial statements fairly present in all material respects the financial position of Borrower and its Subsidiaries for the periods indicated therein in conformity with GAAP applied on a basis consistent with prior years without qualification as to the scope of the audit or as to going concern and without any similar qualification. All such financial statements shall be prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments).

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(b)          Concurrently with the delivery of the financial statements specified in this Section 6.3, Borrower shall deliver to Agent and Lenders a compliance certificate, signed by the chief financial officer of Borrower, in the form attached hereto as Exhibit B.

(c)          Borrower shall deliver to Agent and Lenders (i) copies of all statements, reports and notices made available generally by any Loan Party to the holders of its Stock or Stock Equivalents or to any holders of Subordinated Indebtedness, all notices sent to any Loan Party by the holders of such Subordinated Indebtedness, and all documents filed with the SEC or any securities exchange or Governmental Authority exercising a similar function, promptly (but in any event within three (3) days) after delivering or receiving such information to or from such Persons, (ii) an annual operating plan for Borrower, on a consolidated (and if available, consolidating) basis, for the current fiscal year within ten (10) days after such plan is approved by the Board of Directors of Borrower (but in any event not later than forty-five (45) days after the end of the immediately preceding fiscal year of Borrower), and (iii) such budgets, sales projections, or other business, financial, corporate affairs and other information as Agent or any Lender may reasonably request from time to time. Notwithstanding anything herein to the contrary, documents required to be delivered pursuant to this Section 6.3 may be delivered by (x) electronic mail in accordance with Section 10.2 or (y) Borrower posting such documents, or providing a link thereto, on Borrower's website on the Internet at www.navidea.com, and such documents shall be deemed delivered in the case of clause (y) on the date on which Agent receives written notification of such posting (which notification may be made by electronic mail in accordance with Section 10.2).

6.4           Insurance. Each Loan Party, at its expense, shall maintain, and shall cause each Subsidiary to maintain, insurance (including, without limitation, comprehensive general liability, hazard, and business interruption insurance) with respect to all of its properties and businesses (including, the Collateral), in such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event with deductible amounts, insurers and policies that shall be reasonably acceptable to Agent. Borrower shall deliver to Agent certificates of insurance evidencing such coverage, together with endorsements to such policies naming Agent as a lender loss payee or additional insured, as appropriate, in form and substance satisfactory to Agent. Each policy shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Agent and shall not be subject to co-insurance. Each Loan Party appoints Agent as its attorney-in-fact to make, settle and adjust all claims under and decisions with respect to such Loan Party’s policies of insurance, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments, provided that, Agent shall not act as such Loan Party’s attorney-in-fact unless an Event of Default has occurred and is continuing. The appointment of Agent as any Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date. Proceeds of insurance shall be applied, at the option of Agent, to repair or replace the Collateral or to reduce any of the Obligations.

6.5           Taxes; Pension. Each Loan Party shall, and shall cause each Subsidiary to, timely file all tax reports and returns with the appropriate Governmental Authority and pay and discharge all federal, state, local and foreign taxes, assessments, deposits and contributions owed by such Person, excluding such amounts that are the subject of a Permitted Contest. Each Loan Party shall pay all amounts necessary to fund all present pension, profit sharing, deferred compensation and other retirement plans in accordance with their terms and as may be required under ERISA or other applicable Requirements of Law.

6.6           Access Agreements. Except as set forth in Section 6.11(d), and unless otherwise agreed to by the Requisite Lenders in writing, each Loan Party shall obtain and maintain an Access Agreement with respect to any real property (other than real property owned by such Loan Party) (a) that is such Loan Party’s principal place of business, (b) where such Loan Party’s books or records are maintained or (c) where any Collateral is stored or maintained; provided, however, that the Loan Parties shall not be required to obtain an Access Agreement with respect to one or more locations described in the foregoing clause (c) if (x) the value of the Collateral consisting solely of equipment located at any such location is less than $500,000 and (y) the aggregate value of all Collateral other than equipment located at all such locations is less than $250,000, and Borrower in each case gives written notice to Agent of the existence of each such location. If the Requisite Lenders agree in writing that a Loan Party is not required to obtain an Access Agreement with respect to any real property that would otherwise require an Access Agreement pursuant to the immediately preceding sentence, then within ten (10) Business Days after the due date for any rental payments (if any) with respect to such real property, Borrower shall deliver to Agent (i) evidence in form reasonably satisfactory to Agent that such rental payment (if any) was made and (ii) a certification that no default or event of default exists under any such lease.

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6.7           Protection of Intellectual Property. Each Loan Party shall (a) protect, defend and maintain the validity and enforceability of any Intellectual Property material to the conduct of its business, (b) promptly advise Agent in writing of material infringements of any Intellectual Property material to such Loan Party’s business, (c) not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without the Requisite Lenders’ written consent, and (d) notify Agent promptly, but in any event within ten (10) days, if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) material to its business may become abandoned or dedicated, or if any adverse determination or development occurs (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office (“USPTO”), the United States Copyright Office or any court) regarding such Loan Party’s ownership of any Intellectual Property material to its business, or its right to register the same or to keep and maintain the same. Each Loan Party shall at all times conduct its business without knowingly infringing, misappropriating, diluting, violating, or otherwise impairing the Intellectual Property of any other Person. Each Loan Party shall remain liable under each of its Intellectual Property licenses pursuant to which it is a licensee that are material to such Loan Party’s business, and shall observe and perform all of the conditions and obligations to be observed and performed by it thereunder. None of Agent or any Lender shall have any obligation or liability under any such license by reason of or arising out of any Loan Document, the granting of a Lien, if any, in such license or the receipt by Agent (on behalf of itself and Lenders) of any payment relating to any such license.

6.8           Collateral.

(a)          Each Loan Party shall maintain all of the Collateral in the continental United States, other than Collateral consisting of equipment solely to the extent that the aggregate value of such equipment does not exceed (i) $500,000 at any one location and (ii) $2,500,000 in all such locations.

(b)          Each Loan Party shall maintain and preserve in good working order and condition all of its Property necessary in the conduct of its business, ordinary wear and tear excepted.

(c)          Each Loan Party shall maintain proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and matters involving the assets and business of such Loan Party.

(d)          Each Loan Party shall, during normal business hours and upon reasonable prior notice (unless a Default or Event of Default has occurred and is continuing in which event no notice shall be required and Agent and Lenders shall have access at all times during the continuance thereof), as frequently as Agent (and, if a Default or Event of Default has occurred and is continuing, any Closing Date Lender) determines to be appropriate, permit Agent (who may be accompanied by representatives of any Lender) and any of its Related Persons (i) to have access to the properties, facilities, and employees (including officers) of each Loan Party and to the Collateral, (ii) to inspect, audit and make extracts and copies of any Loan Party’s books and records (or at the request of Agent or any Closing Date Lender, deliver true and correct copies of such books and records to Agent or such Lender), and (iii) to inspect, audit, appraise, review, evaluate or make test verifications and counts of the Collateral. The Loan Parties shall only be required to reimburse Agent and any applicable Lender for the expenses of one (1) such inspection and audit per calendar year (unless a Default or Event of Default has occurred and is continuing in which case Loan Parties shall be responsible for all such expenses). Upon Agent’s request, each Loan Party will promptly notify Agent in writing of the location of any Collateral.

6.9           Compliance with Law. Each Loan Party shall comply with all applicable Requirements of Law except where the failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan Party shall comply in all material respects with all Public Health Laws and their implementation by any applicable Governmental Authority and all lawful requests of any Governmental Authority applicable to its products. Each Loan Party shall continue to operate all facilities, locations, and processes in compliance in all material respects with all Registrations and Public Health Laws. All products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold or marketed by or on behalf of any Loan Party that are subject to the jurisdiction of any Regulatory Authority shall be designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold and marketed in compliance in all material respects with the Public Health Laws.

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6.10         Further Assurances. Each Loan Party shall, upon request of Agent or any Lender, furnish to Agent such further information, execute and deliver to Agent such documents and instruments (including, without limitation, UCC financing statements) and shall do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by any Loan Document or for the purpose of carrying out the intent of the Loan Documents. If any Loan Party acquires any real property, such Loan Party shall notify Agent in writing and simultaneously with such acquisition, execute and/or deliver to Agent a mortgage or such other agreements and documents as Agent shall require to grant to Agent a security interest over such real property as security for the Obligations, and shall satisfy such other requirements as Agent shall reasonably request (including with respect to real property acquired in fee simple and without limitation, appraisal, insurance, environmental and survey requirements).

6.11         Post-Closing Covenants.

(a)          No later than ninety (90) days after the Closing Date (or such later date as Agent shall approve in writing), (i) Borrower shall deliver to Agent evidence that (A) Cira Biosciences, Inc., a Delaware corporation has transferred all of its assets to Borrower and dissolved (the “Permitted Dissolutions”), and (B) Borrower has reaffirmed all Liens granted under this Agreement in form and substance satisfactory to Agent or (ii) Cira Biosciences, Inc. shall have (A) joined this Agreement as Guarantors, (B) guaranteed the Obligations, (C) granted to Agent, for the benefit of the Lenders, a security interest in all of its Collateral to secure such guaranty, and (D) delivered to Agent (and, if requested, to any Lender so requesting) all documents required to be delivered on the Closing Date pursuant to Sections 4.1(b), (d), (e), (f), (g), (h), (i), (k), (l), (n) and (t).

(b)          No later than thirty (30) days after the Closing Date (or such later date as Agent shall approve in writing), Borrower shall deliver to Agent the original stock certificates of Cardiosonix Ltd. and Navidea Biopharmaceuticals Ltd. required to be delivered in connection with the Pledge Agreement and an undated power duly executed in blank for each such stock certificate.

(c)          No later than thirty (30) days after the Closing Date (or such later date as Agent shall approve in writing), Borrower shall have delivered Account Control Agreements with respect to (i) the account 656-07D12 of Borrower at Merrill Lynch, Pierce, Fenner & Smith and (ii) the accounts numbered 488393844, 130117964192, 130108729760, 130119041940 and 130107143351 of Borrower at U.S. Bank, National Association.

(d)          No later than thirty (30) days after the Closing Date (or such later date as Agent shall approve in writing), Borrower shall make commercially reasonable efforts to deliver to Agent an Access Agreement with respect to (i) the headquarters location of the Borrower and (ii) the facilities at which the Loan Parties maintain Collateral with Cardinal Health 414, LLC in Glendale Heights, Illinois and with Reliable Biopharmaceutical Corporation in St. Louis, Missouri.

(e)          No later than thirty (30) days after the Closing Date (or such later date as Agent shall approve in writing), the Borrower shall comply with Section 6.4 with respect to the delivery of endorsements to insurance policies.

7.	NEGATIVE COVENANTS

7.1           Liens. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) create, incur, assume or permit to exist any Lien on any of its Property, other than Permitted Liens, or (b) enter into, assume or become subject to any agreement or other contractual obligation (other than this Agreement) prohibiting or otherwise restricting the existence of any Lien upon any of its Property (including, without limitation, any of its Intellectual Property), whether now owned or hereafter acquired.

7.2           Indebtedness. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for Permitted Indebtedness. Notwithstanding the foregoing, no Excluded Subsidiary shall be permitted to incur any Indebtedness.

7.3           Dispositions. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, Transfer any of its Property, except for Permitted Dispositions.

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7.4           Change in Name, Location or Executive Office; Change in Business; Change in Fiscal Year. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) change its legal name, its jurisdiction of organization, its organizational structure or type, or any organizational identification number (if any) assigned by its jurisdiction of organization, (b) relocate its chief executive office without thirty (30) days prior written notification to Agent, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Person, (d) other than with respect to the Permitted Dissolutions, cease to conduct business substantially in the manner conducted by such Person as of the date of this Agreement (including, without limitation, terminating the employment of all or substantially all of its employees) or (e) change its fiscal year end.

7.5           Mergers and Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, (a) merge or consolidate with or into any other Person (other than (x) mergers of a Subsidiary of Borrower into Borrower so long as Borrower is the surviving entity or (y) mergers of a Subsidiary of Borrower with and into a Target in connection with a Permitted Acquisition), or (b) acquire, own or make any Investment in or to any Person other than Permitted Investments.

7.6           Restricted Payments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) declare or pay any dividends or make any other distribution or payment on account of or redeem, retire, defease or purchase any Stock or Stock Equivalent (other than (i) the payment of dividends to Borrower, (ii) the payment of dividends or distributions payable solely in such Loan Party’s Stock or Stock Equivalents, (iii) the issuance of Stock upon the exercise or conversion of Stock Equivalents, and (iv) so long as no Default or Event of Default is then continuing or would result therefrom, (A) the repurchase of Borrower’s Stock and Stock Equivalents from current or former officers, employees or directors (or their permitted transferees or estates) upon their death, disability or termination of employment and (B) to satisfy tax obligations upon vesting of restricted stock awards, collectively in an aggregate amount not to exceed $250,000 in any fiscal year), (b) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (other than with respect to the Obligations as described in Section 2.5) prior to its scheduled maturity, (c) purchase or make any payment on or with respect to any Subordinated Indebtedness, except as expressly permitted by the applicable Subordination Agreement, (d) pay any management, consulting or similar fees to any Affiliate or holder of Stock or Stock Equivalents of a Loan Party (other than (i) director’s fees and reimbursement of actual out of pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $250,000 in any fiscal year (exclusive of the value of any Stock or Stock Equivalents issued under equity compensation plans), and (ii) bona fide consulting fees on arm’s-length terms paid to such Affiliates or holders of Stock or Stock Equivalents for actual services rendered to the Loan Parties in the ordinary course of business in an aggregate amount not to exceed $125,000 in any fiscal year), or (e) be a party to or bound by an agreement that restricts a Loan Party or any Subsidiary of a Loan Party from paying dividends or otherwise making any payments or distributions to any Loan Party.

7.7           Transactions with Affiliates. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with or for the benefit of any Affiliate of a Loan Party except for (a) transactions that are in the ordinary course of such Loan Party’s or such Subsidiary’s business, upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction or (b) transactions expressly permitted by this Agreement. Notwithstanding the foregoing, no Loan Party shall make any Investment in, Transfer any Property to, or engage in any other transaction with, any Excluded Subsidiary except as expressly permitted under Section 7.5.

7.8           Compliance. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) fail to comply with the laws and regulations described in clauses (b) or (c) of Section 5.7, (b) use any portion of the Term Loan to purchase or carry, become engaged in the business of purchasing or selling, or extend credit for the purpose of purchasing or carrying Margin Stock, or (c) fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act, withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of any Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

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7.9           Deposit Accounts and Securities Accounts. Except to the extent permitted pursuant to Section 6.11(c), no Loan Party shall hold any cash or Cash Equivalents other than in a Deposit Account or Securities Account, and no Loan Party shall directly or indirectly maintain or establish any Deposit Account or Securities Account unless Agent, the applicable Loan Party or Loan Parties and the depository institution or securities intermediary at which the account is or will be maintained enter into a deposit account control agreement or securities account control agreement, as the case may be, in form and substance satisfactory to Agent (an “Account Control Agreement”) (which agreement shall provide, among other things, that such depository institution or securities intermediary shall comply with all instructions of Agent without further consent of such Loan Party or Loan Parties, as applicable, including, without limitation, an instruction by Agent to comply exclusively with instructions of Agent with respect to such account (such notice, a “Notice of Exclusive Control”)), prior to or concurrently with the establishment of such Deposit Account or Securities Account (or in the case of any such Deposit Account or Securities Account maintained as of the Closing Date, on or before the Closing Date). Agent may only give a Notice of Exclusive Control with respect to any Deposit Account or Securities Account at any time at which an Event of Default has occurred and is continuing. At the request of Agent, Borrower shall create or designate a dedicated deposit account or accounts to be used exclusively for payroll or withholding tax purposes.

7.10         Amendments to Other Agreements. No Loan Party shall amend, modify or waive any provision of (a) any Material Agreement or any of such Loan Party’s organizational documents, unless the net effect of such amendment, modification or waiver is not adverse to any Loan Party, Agent or Lenders, or (b) any document relating to any Subordinated Indebtedness.

7.11         Monthly Cash Burn Amount. The Loan Parties shall not permit at any time the aggregate amount of unrestricted cash and Cash Equivalents in its Deposit Accounts and Securities Accounts which are subject to Account Control Agreements to be less than the positive value of the product of (i) six (6) times (ii) the Monthly Cash Burn Amount.

7.12         Excluded Subsidiaries. No Excluded Subsidiary shall at any time conduct any business activities, own any Property, have any assets or liabilities, incur any Indebtedness, grant any Liens on its property, merge, consolidate, amalgamate, dispose of any assets or enter any similar transaction, other than the permitted business activities described in Section 5.13.

8.	DEFAULT AND REMEDIES.

8.1           Events of Default. Each of the following shall be an “Event of Default”:

(a)          any Loan Party shall fail to pay (i) any principal when due, or (ii) any interest, fees or other Obligations (other than as specified in clause (i)) within a period of three (3) Business Days after the due date thereof (other than on the Final Maturity Date);

(b)          any Loan Party breaches any of its obligations under Section 6.1 (solely as it relates to maintaining its existence), Section 6.2, Section 6.3, Section 6.4, 6.8(a) and (d), Section 6.11 or Article 7;

(c)          any Loan Party breaches any of its other obligations under any of the Loan Documents and fails to cure such breach within thirty (30) days after the earlier of (i) the date on which an officer of such Loan Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such failure and (ii) the date on which notice shall have been given to any Loan Party from Agent or the Requisite Lenders;

(d)          any representation, warranty or statement made or deemed made by or on behalf of any Loan Party in any of the Loan Documents or otherwise in connection with any of the Obligations shall be incorrect or misleading in any material respect (or in any respect if qualified by “material” or “Material Adverse Effect”) when made or deemed made;

(e)          (i) service of process is made that seeks to attach any funds of a Loan Party on deposit in any Deposit Account or Securities Account, (ii) a notice of Lien, levy, or assessment is filed against any Loan Party’s assets by any Governmental Authority, and the same under the preceding subclauses (i) and (ii) are not, within twenty (20) Business Days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise), or (iii) any portion of the assets of the Loan Parties with an aggregate value in excess of $250,000 is attached, seized, levied on, or comes into possession of a trustee or receiver;

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(f)          one or more judgments, orders or decrees shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $250,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) or one or more non-monetary judgments, orders or decrees shall be rendered against any Loan Party or any Subsidiary of a Loan Party that could reasonably be expected to result in a Material Adverse Effect, and in either case (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (ii) such judgment, order or decree shall not have been vacated or discharged for a period of thirty (30) consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;

(g)          (i) any Loan Party or any Subsidiary of a Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its Property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Loan Party or such Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or more or any action sought in such proceedings shall occur, (iii) any Loan Party or any Subsidiary of a Loan Party shall take any corporate or similar action or any other action to authorize any action described in clauses (i) or (ii) above, or (iv) if Borrower is a public company, Borrower’s Stock ceases to be traded on a major United States stock exchange;

(h)          The Requisite Lenders have determined in their reasonable discretion that a Material Adverse Effect has occurred (other than a Material Adverse Effect caused solely by (i) changes in the United States economy in general that do not disproportionally impact Borrower, including, but not limited to, changes in interest rates, (ii) changes in Requirements of Law affecting Borrower generally or interpretations thereof by Governmental Authorities that do not disproportionally impact Borrower; or (iii) acts of God, earthquakes, hostilities, acts of sabotage or terrorism or military action or any escalation or material worsening of any such hostilities, acts of sabotage or terrorism or military action);

(i)          (i) any provision of any Loan Document shall fail to be valid and binding on, or enforceable against, a Loan Party that is a party thereto, (ii) any Loan Document purporting to grant a security interest to secure any Obligation shall fail to create a valid and enforceable security interest on any Collateral purported to be covered thereby or such security interest shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document, or (iii) any subordination provision set forth in the Subordination Agreement or any other document evidencing or relating to any Subordinated Indebtedness shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, any agent for or holder of the Subordinated Indebtedness (or such Person shall so state in writing) or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation under any Subordination Agreement, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions, or any Loan Party shall state in writing that any of the events described in clauses (i), (ii) or (iii) above shall have occurred;

(j)          (i) any Loan Party or any Subsidiary of a Loan Party defaults under any Material Agreement (after any applicable grace period contained therein), and as a result of such default the other party thereto has the right to terminate such Material Agreement, (ii) (A) any Loan Party or any Subsidiary of a Loan Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Material Indebtedness, (B) any other event shall occur or condition shall exist under any contractual obligation relating to any Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iii) any Loan Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement that meets the criteria for the requirement of an Access Agreement under Section 6.6 and, as a result thereof, the landlord thereunder has the right to terminate such lease agreement;

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(k)          (i) any of the chief executive officer, the president, the chief financial officer or the chief scientific officer of Borrower shall cease to be involved in the day to day operations (including research development) or management of the business of Borrower, unless a successor of such officer is appointed by the Board of Directors of Borrower and employed (x) on an interim basis within ninety (90) days of such cessation of involvement and (y) on a permanent basis within one hundred-eighty (180) days of such cessation of involvement, and such successor is in each case in compliance with OFAC, money-laundering, anti-terrorism, SEC, drug/device laws and regulations, and other similar regulations (in each case, to the extent applicable to a natural person), (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower, or whose nomination for election by the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved was approved by a vote of at least two-thirds of the stockholders of Borrower) cease for any reason other than death or disability to constitute a majority of the directors then in office; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), other than the Permitted Holders, of more than thirty-five percent (35%) of the voting Stock of Borrower, or (iv) the occurrence of any “change of control” or any term of similar effect under any Subordinated Indebtedness document; or

(l)          (i) a Regulatory Authority initiates a Regulatory Action or any other enforcement action against any Loan Party or any supplier of a Loan Party that causes any Loan Party to recall, withdraw, remove or discontinue marketing a material portion of any of its products; (ii) a Regulatory Authority issues or undertakes a Regulatory Action with respect to any Loan Party or any of its activities or products which could reasonably be expected to have a Material Adverse Effect; (iii) any Loan Party conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to the Loan Parties of $500,000 or more; (iv) any Loan Party enters into a settlement agreement with a Regulatory Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of $500,000 or more, or that could reasonably be expected to have a Material Adverse Effect; or (v) a Regulatory Authority revokes any authorization or permission granted under any Registration, or any Loan Party withdraws any Registration, that could reasonably be expected to have a Material Adverse Effect.

8.2           Lender Remedies. Upon the occurrence and during the continuance of any Event of Default, upon the written request of the Requisite Lenders, Agent shall terminate or suspend any Term Loan Commitment (if outstanding) and/or declare any or all of the Obligations to be immediately due and payable, without demand or notice to any Loan Party, and the accelerated Obligations shall bear interest at the Default Rate, provided that, upon the occurrence of any Event of Default specified in Section 8.1(g), the Obligations shall be automatically accelerated. After the occurrence and during the continuance of an Event of Default, Agent shall have (on behalf of itself and Lenders) all of the rights and remedies of a secured party under the UCC and under any other applicable Requirement of Law. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, at the written request of the Requisite Lenders, Agent shall (w) notify any account debtor of any Loan Party or any obligor on any instrument which constitutes part of the Collateral to make payments to Agent (for the benefit of itself and Lenders), (x) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (y) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at such sale, or (z) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the Obligations in accordance with Section 8.3. Upon the occurrence and during the continuance of an Event of Default at the request of the Agent (at the direction of the Requisite Lenders or in accordance with the last sentence of this Section 8.2) or the Requisite Lenders, the Loan Parties shall promptly assemble the Collateral and make it available to Agent at a place to be designated by Agent. Agent may (at the written direction of the Requisite Lenders) also render any or all of the Collateral unusable at a Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Agent is required to give to a Loan Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least ten (10) days prior to such action. Effective only upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably appoints Agent (and any of Agent’s Related Persons) as such Loan Party’s true and lawful attorney to: (i) take any of the actions specified above in this paragraph; (ii) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into Agent’s possession; (iii) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Agent determines to be reasonable; and (iv) do such other and further acts and deeds in the name of such Loan Party that Agent may deem necessary or desirable to enforce its rights in or to any of the Collateral or to perfect or better perfect Agent’s security interest (on behalf of itself and Lenders) in any of the Collateral. For the purpose of enabling Agent to exercise rights and remedies under this Section 8.2 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Loan Party hereby grants to Agent (on behalf of itself and Lenders), (A) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Loan Party), to use or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (B) an irrevocable license (without payment of rent or other compensation to such Loan Party) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Loan Party. The appointment of Agent as each Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date. Notwithstanding anything to the contrary contained in this Section 8.2, Agent agrees with the Lenders (and solely for the benefit of the Lenders) not to exercise any remedies pursuant to this Agreement or otherwise without the written consent or written direction of the Requisite Lenders, provided that the Agent shall be permitted, without any such consent or direction, to take any action to protect, preserve or take possession of any Collateral that is subject to an Exigent Circumstance (but such actions during any Exigent Circumstance shall not include any foreclosure or sale of Collateral); the foregoing is an agreement solely among Agent and the Lenders, and no Loan Party is a beneficiary thereof.

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8.3           Application of Proceeds. Proceeds from any Transfer of the Collateral or the Intellectual Property (other than Permitted Dispositions) and all payments made to or Proceeds of Collateral or Intellectual Property received by Agent during the continuance of an Event of Default shall be applied as follows: (a) first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Agent under the Loan Documents in its capacity as Agent under the Loan Documents, until paid in full in cash, (b) second, to pay all fees, costs, indemnities, reimbursements and expenses then due to Lenders under the Loan Documents (other than contingent indemnity obligations that survive termination of this Agreement and for which no claim has been asserted) in accordance with their respective Pro Rata Shares, until paid in full in cash, (c) third, to pay all interest on the Term Loan then due to Lenders in accordance with their respective Pro Rata Shares (other than interest, fees, expenses and other amounts accrued after the commencement of any proceeding referred to in Section 8.1(g) if a claim for such amounts is not allowable in such proceeding), until paid in full in cash, (d) fourth, to pay all principal on the Term Loan then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full in cash, (e) fifth, to pay all other Obligations (including, without limitation, all interest, fees, expenses and other amounts accrued after the commencement of any proceeding referred to in Section 8.1(g) whether or not a claim for such amounts is allowable in such proceeding (other than contingent indemnity obligations that survive termination of this Agreement and for which no claim has been asserted)), until paid in full in cash, and (f) sixth, to Borrower or as otherwise required by any Requirement of Law. Borrower shall remain fully liable for any deficiency. Each Loan Party irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral or the Intellectual Property.

9.	The Agent.

9.1           Appointment of Agent.

(a)          Each Lender hereby appoints GECC (together with any successor Agent pursuant to Section 9.7) as Agent under the Loan Documents and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)          Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for Agent and each Lender for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (iv) subject to Section 8.2 hereof, manage, supervise and otherwise deal with the Collateral, other than any release or subordination of a security interest in the Collateral requiring the consent of Requisite Lenders or all Lenders under Section 10.6(a) (provided that Agent may so release or subordinate such security interest if such consent is obtained), (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Loan Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article 9 to the extent provided by Agent.

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(c)          Under the Loan Documents, Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by GECC or any of its Affiliates in any capacity.

9.2       Binding Effect; Use of Discretion; E-Systems. (a)          Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or Requisite Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Requisite Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

(b)          If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Agent, be contrary to any Requirement of Law or any Loan Document, (ii) if such action would, in the opinion of Agent, expose Agent to any potential liability under any Requirement of Law or (iii) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under any Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

(c)          Agent is hereby authorized by each Loan Party and each Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Term Loan and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion, on E-Systems. Each Loan Party and each Lender acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and each Loan Party and each Lender assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. Each “e-signature” on any such posting shall be deemed sufficient to satisfy any requirement for a “signature”, and each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by Agent, Loan Parties and/or Lenders in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS.

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9.3       Agent’s Reliance, Etc. Agent may, without incurring any liability hereunder, (a) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.1, (b) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (c) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Loan Party hereby waives and shall not assert (and each Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Agent expressly set forth herein. Without limiting the foregoing, Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Requisite Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Loan Party or any Related Person of any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default that is clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders, provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each Loan Party hereby waives and agrees not to assert (and each Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

9.4       Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes the Term Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Requisite Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Requisite Lenders.

9.5       Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of Agent or any of its Related Persons.

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9.6       Indemnification. Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, any Loan Party) incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document. Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Agent or any of its Related Persons under this Section 9.6 to the extent such liability has resulted from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent required by any applicable Requirement of Law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or if Agent reasonably determines that it was required to withhold taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 9.6.

9.7       Successor Agent. Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 9.7. If Agent delivers any such notice, the Requisite Lenders shall have the right to appoint a successor Agent. If, after 30 days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Requisite Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Effective immediately upon its resignation, (a) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (c) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents, and (iv) subject to its rights under Section 9.2(b), the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

9.8       Release of Collateral. Each Lender hereby consents to the release and hereby directs Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following:

(a)          any Guarantor if all of the Stock of such Subsidiary owned by any Loan Party is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent that has been obtained in accordance with Section 10.6), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Document; and

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(b)          any Lien held by Agent for the benefit of itself and the Lenders against (i) any Collateral that is sold or otherwise disposed of by a Loan Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent that has been obtained in accordance with Section 10.6), (ii) any Collateral subject to a Lien that is expressly permitted under clause (d) of the definition of the term “Permitted Lien” with the consent of Agent and each Closing Date Lender, and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Term Loan Commitment, (B) payment in full in cash of all of the Obligations (other than contingent indemnity obligations that survive termination of this Agreement and for which no claim has been asserted) that Agent has theretofore been notified in writing by the holder of such Obligations are then due and payable, and (C) to the extent requested by Agent or any Lender, receipt by Agent and Lenders of liability releases from the Loan Parties in form and substance acceptable to Agent (the satisfaction of the conditions in this clause (iii), the “Termination Date”). Agent shall provide each Lender with advance notice of any proposed Termination Date (other than a Termination Date occurring on the Final Maturity Date) promptly after receiving written notice from Borrower requesting to repay the Obligations in full.

9.9       Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.10(d), each Lender is hereby authorized at any time or from time to time upon the direction of the Requisite Lenders, without notice to any Loan Party or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Loan Parties (regardless of whether such balances are then due to the Loan Parties) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Term Loan made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loan and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.10     Advances; Payments; Non-Funding Lenders; Actions in Concert.

(a)          Advances; Payments. If Agent receives any payment for the account of Lenders on or prior to 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.

(b)          Return of Payments.

(i)          If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)         If Agent determines at any time that any amount received by Agent under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Loan Party or such other Person, without setoff, counterclaim or deduction of any kind.

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(c)          Non-Funding Lenders.

(i)          Unless Agent shall have received notice from a Lender prior to the date of the Term Loan that such Lender will not make available to Agent such Lender’s Pro Rata Share of such Term Loan, Agent may assume that such Lender will make such amount available to it on the date of such Term Loan in accordance with Section 2.2(b), and Agent may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of Borrower on such date. If and to the extent that such Lender shall not have made such amount available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Borrower until the day such amount is repaid to Agent, at a rate per annum equal to the interest rate applicable to the Obligation that would have been created when Agent made available such amount to Borrower had such Lender made a corresponding payment available. If such Lender shall repay such corresponding amount to Agent, the amount so repaid shall constitute such Lender’s portion of the Term Loan for purposes of this Agreement.

(ii)         To the extent that any Lender has failed to fund the Term Loan or any other payments required to be made by it under the Loan Documents after the Term Loan is required to be made or such payment is due (a “Non-Funding Lender”), Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from the Loan Parties. The failure of any Non-Funding Lender to make the Term Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Term Loan, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make such Term Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be included in the calculation of “Requisite Lender” hereunder) for any voting or consent rights under or with respect to any Loan Document.. At Borrower’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but Agent or any such Person shall have no obligation) to purchase from any Non-Funding Lender, and each Lender agrees that if it becomes a Non-Funding Lender it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Term Loan Commitment (if any) and all of the outstanding Term Loan of that Non-Funding Lender for an amount equal to the principal balance of the Term Loan held by such Non-Funding Lender and all accrued interest with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(d)          Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of any Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under any Loan Document shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10.         MISCELLANEOUS.

10.1     Assignment.

(a)          Each Lender may sell, transfer or assign, at any time or times, all or a portion of its rights and obligations hereunder and under the other Loan Documents (including, without limitation, all or a portion of its Term Loan Commitment (if any) and all of its rights and obligations with respect to its Term Loan) to any Qualified Assignee; provided, however, that any such sale, transfer or assignment shall (i) require the execution of an assignment agreement substantially in the form of Exhibit F hereto (an “Assignment Agreement”), (ii) be in an amount of not less than $1,000,000, unless such assignment is made to an existing Lender or an Affiliate of an existing Lender or is of the assignor’s (together with its Affiliates’) entire interest of the Term Loan or is made with the prior written consent of Agent and (iii) include a payment to Agent of an assignment fee of $3,500 (unless otherwise agreed by Agent). In the case of an assignment by a Lender under this Section 10.1(a), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Term Loan Commitment (if any) and Term Loan, as applicable, or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In the event any Lender assigns or otherwise transfers all or any part of the Term Loan Commitment or Term Loan, Borrower shall, upon the assignee’s or the assignor’s request, execute new Notes in exchange for the Notes, if any, being assigned. Agent may amend Schedule A to this Agreement to reflect assignments made in accordance with this Section 10.1.

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(b)          In addition to the other rights provided in this Section 10.1, each Lender may, without notice to or consent from any other Person, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all of its rights and obligations with respect to the Term Loan); provided, however, that, whether as a result of any term of any Loan Document or of such participation, (i) no such participant shall have a commitment, or be deemed to have made an offer to commit, to make the Term Loan hereunder, and, no such participant shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and Agent and other Lenders towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations, and in no case shall a participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii), (iii) and (iv) of Section 10.6(a). Notwithstanding the foregoing, no Lender may sell participations to any Disqualified Lender unless, so long as no Default or Event of Default has occurred and is continuing, such sale is approved by Borrower (which consent of Borrower shall not be unreasonably withheld, delayed or conditioned, and shall be deemed to have been given if Borrower has not delivered an objection in writing within five (5) Business Days of a request for such consent). Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(c)          In addition to the other rights provided in this Section 10.1, each Lender may at any time grant a security interest in, or otherwise assign as collateral, any portion of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Term Loans), to (i) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (ii) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with this Section 10.1), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

10.2     Notices. All notices or other communications given in connection with the Loan Documents shall be in writing, shall be addressed to the parties at their respective addresses set forth on the signature pages hereto below such parties’ name or in the most recent Assignment Agreement executed by any Lender (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section 10.2), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the date of sender’s receipt of confirmation of proper transmission if sent by facsimile transmission, (c) on the next Business Day after being sent by a nationally-recognized overnight courier, (d) on the fourth Business Day after being sent by registered or certified mail, postage prepaid, (e) on the date of proper transmission if sent by electronic mail, provided that transmissions may be made by electronic mail only for notices or other communications if such transmission is specifically authorized in a Loan Document and such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower, or (f) on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System, if posted to any E-System approved by or set-up by or at the direction of Agent.

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10.3     Payment of Fees and Expenses. Loan Parties agree, jointly and severally, to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and Lenders in connection with (a) the investigation, preparation, negotiation, execution, administration of, or any amendment, modification, waiver or termination of, any Loan Document, (b) any legal advice relating to Agent’s rights or responsibilities under any Loan Document, (c) the administration of the Term Loan and the facilities hereunder and any other transaction contemplated under any Loan Document and (d) the enforcement, assertion, defense or preservation of Agent’s and Lenders’ rights and remedies under the Loan Documents, including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto, in each case of clauses (a) through (d), including, without limitation, reasonable attorneys’ fees and expenses, reasonable fees and expenses of consultants, auditors (including internal auditors) and appraisers and UCC and other corporate search and filing fees and wire transfer fees. Each Loan Party further agrees that such fees, costs and expenses shall constitute Obligations.

10.4     Indemnity. Each Loan Party agrees, jointly and severally, to indemnify, hold harmless and defend Agent, each Lender, and each of their respective Related Persons (each an “Indemnitee”) from and against all liabilities, losses, damages, expenses, penalties, claims, actions and suits (including, without limitation, related reasonable attorneys’ fees and expenses) of any kind whatsoever arising, directly or indirectly, that may be imposed on, incurred by or asserted against such Indemnitee (whether brought by a Loan Party, an Affiliate of a Loan Party or any other Person) as a result of or in connection with any Loan Documents, any E-System, or any of the transactions contemplated hereby or thereby, including, without limitation, any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons or whether or not any such Person is a party thereto (the “Indemnified Liabilities”); provided that, no Loan Party shall have any obligation to any Indemnitee with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each Loan Party waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding the foregoing, the term “Indemnified Taxes” shall not include any Excluded Taxes.

10.5     Rights Cumulative. Agent’s and Lenders’ rights and remedies under the Loan Documents or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, power or privilege under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. NEITHER AGENT NOR ANY LENDER SHALL BE DEEMED TO HAVE WAIVED ANY OF ITS RESPECTIVE RIGHTS UNDER ANY LOAN DOCUMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY A LOAN PARTY UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY AGENT, REQUISITE LENDERS OR ALL LENDERS, AS APPLICABLE. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

10.6     Amendments, Waivers.

(a)          No amendment or waiver of any provision of any Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders (or by Agent with the written consent of Requisite Lenders) and Borrower; provided that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders directly affected thereby (or by Agent with the written consent of all Lenders directly affected thereby), in addition to Agent, Requisite Lenders (or by Agent with the written consent of Requisite Lenders) and Borrower, do any of the following: (i) increase or decrease the amount of, or extend the term of, any Term Loan Commitment (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on (other than waiving the imposition of the Default Rate) the Term Loan or reduce the amount of any fees payable under any Loan Document, (iii) postpone the date fixed for or reduce or waive any scheduled installment of principal or any payment of interest or fees due to any Lender under the Loan Documents, (iv) release or subordinate the Lien on all or substantially all of the Collateral, or consent to a transfer of all or substantially all of the Intellectual Property, in each case, except as otherwise may be provided in any Loan Document (which shall be deemed to affect all Lenders), (v) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations under the Loan Documents(which shall be deemed to affect all Lenders), except as otherwise may be provided in any Loan Document, (vi) amend, modify, terminate or waive Sections 8.3, 9.9, or 10.6(a), or (vii) amend or modify the definition of “Requisite Lenders” or any provision providing for the consent or other action by all Lenders.

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(b)          Notwithstanding any provision in this Section 10.6 to the contrary, (i) no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent under any Loan Document shall be effective unless signed by Borrower, Agent and Requisite Lenders, (ii) Agent may amend Schedule A to reflect assignments permitted hereunder, and (iii) Agent and Borrower may amend or modify any Loan Document to grant a new Lien, extend an existing Lien over additional Property or join additional Persons as Loan Parties, in each case for the benefit of Agent and Lenders.

10.7     Performance. Time is of the essence of the Loan Documents.

10.8     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 10.1, and provided further that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender. No other Person shall be deemed a third party beneficiary of this Agreement. This Agreement shall continue in full force and effect until the Termination Date; provided, however, that the provisions of this Section 10.8 and Sections 2.4(f), 9.6, 10.3, 10.4, 10.11 and 10.12 and the other indemnities contained in the Loan Documents shall survive the Termination Date. The surrender, upon payment or otherwise, of any Note or any other Loan Document evidencing any of the Obligations shall not affect the right of Agent to retain the Collateral for such other Obligations as may then exist or as it may be reasonably contemplated will exist in the future. To the extent Agent or any Lender receives any payment in respect of the Obligations and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be paid to any other Person, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

10.9     Creditor-Debtor Relationship. The relationship between Agent and each Lender, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. Neither Agent nor any Lender has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Agent or Lenders and Loan Parties by virtue of, any Loan Document or any transaction contemplated herein or therein.

10.10   Tombstones and Related Matters. Each Loan Party consents to the publication by Agent or any Lender of any press releases, tombstone, advertising or other promotional materials (including, without limitation, via any electronic transmission) relating to the financing transaction contemplated by this Agreement using such Loan Party’s name, product, photographs, logo or trademark. No Loan Party shall, and no Loan Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the securities of any Loan Party) using the name, logo or otherwise referring to General Electric Capital Corporation, GE Healthcare Financial Services, Inc. or of any of their Affiliates, the Loan Documents or any transaction contemplated herein or therein to which any of them is a party without the prior written consent of Agent except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Agent.

10.11   Waiver of Jury Trial. EACH OF THE LOAN PARTIES, AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG LOAN PARTIES, AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LOAN PARTIES, AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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10.12   Governing Law and Jurisdiction.

(a)          GOVERNING LAW. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b)          Submission to Jurisdiction. Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Loan Party hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Agent and Lenders shall have the right to bring any action or proceeding against any Loan Party (or any Property of such Loan Party) in the court of any other jurisdiction Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)          Service of Process. Each Loan Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)          Non-exclusive Jurisdiction. Nothing contained in this Section 10.12 shall affect the right of Agent or Lenders to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

10.13   Confidentiality. Each Lender and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (a) with Borrower’s consent, (b) to such Lender’s or Agent’s Related Persons, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (c) to the extent such information presently is or hereafter becomes (i) publicly available other than as a result of a breach of this Section 10.13 or (ii) available to such Lender or Agent or any of their Related Persons, as the case may be, from a source (other than any Loan Party) not known by them to be subject to disclosure restrictions, (d) to the extent disclosure is required by any applicable Requirements of Law, or other legal, administrative, governmental or regulatory request, order or proceeding or otherwise requested or demanded by any Governmental Authority, (e) to the extent necessary or customary for inclusion in league table measurements, (f) (i) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (ii) otherwise to the extent consisting of general portfolio information that does not identify Loan Parties, (g) to current or prospective assignees or participants and to their respective Related Persons, in each case to the extent such assignees, participants or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 10.13 (and such Persons may disclose information to their respective Related Persons in accordance with clause (b) above), (h) to any other party hereto, and (i) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Loan Parties or their Related Persons referring to a Lender or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 10.13 and those of any other contractual obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 10.13 shall govern.

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10.14   USA Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.

10.15   Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

10.16   Entire Agreement; Counterparts. The Loan Documents constitute the entire agreement of the parties and supersede all prior agreements and understandings (whether written, verbal or implied) with respect to the subject matter thereof (including, without limitation, any proposal letter or confidentiality agreement between the parties hereto or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect). Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

10.17   Duty of Agent With Respect to Collateral; Marshaling. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither Agent nor any Indemnitee shall be responsible to any Loan Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a non-appealable judgment of a court of competent jurisdiction. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith. Agent may (but shall not be obligated to) pay taxes on behalf of any Loan Party, satisfy any Liens against the Collateral or any Loan Party’s Intellectual Property (other than Permitted Liens), purchase insurance to protect Agent’s and Lenders’ interest if Loan Parties fail to maintain the insurance required hereunder and may pay for the maintenance, insurance, protection and preservation of the Collateral and any Loan Party’s Intellectual Property and effect compliance with the terms of any Loan Document. Each Loan Party agrees to reimburse Agent, on demand, for all costs and expenses incurred by Agent in connection with such payment or performance and agrees that such amounts shall constitute Obligations. Each Loan Party hereby (a) waives any right under the UCC or any other applicable Requirement of Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (b) releases and excuses Agent and each Lender from any obligation under the UCC or any other applicable law to provide notice or a copy of any such filed or recorded documents. Neither Agent nor any Lender shall be under any obligation to marshal any property in favor of any Loan Party or any other Person or against or in payment of any Obligation.

10.18   Joint and Several; Waiver of Defense. The obligations of the Loan Parties under the Loan Documents are joint and several. Each Loan Party waives (a) any suretyship defenses available to it under the UCC or any other applicable Requirement of Law, and (b) any right to require Agent and Lenders to proceed against any other Loan Party or any other Person, proceed against or exhaust any security, or pursue any other remedy.  Agent and Lenders may exercise or not exercise any right or remedy they have against any Loan Party, any Collateral or any other security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Loan Party’s liability.  Notwithstanding any other provision of any Loan Document, each Loan Party irrevocably waives all rights that it may have under any Requirement of Law or in equity (including, without limitation, any Requirement of Law subrogating any Loan Party to the rights of Agent and Lenders under any Loan Document) to seek contribution, indemnification or any other form of reimbursement from any other Loan Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Loan Party with respect to the Obligations in connection with any Loan Document or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Loan Party with respect to the Obligations in connection with any Loan Document or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Loan Party in contravention of this Section, such Loan Party shall hold such payment in trust for Agent and Lenders and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

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11.       Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Account Control Agreement”	Section 7.9
“Agent”	Preamble
“Agreement”	Preamble
“Assignment Agreement”	Section 10.1(a)
“Borrower”	Preamble
“Closing Date”	Section 4.1
“Event of Default”	Section 8.1
“Excluded Subsidiaries”	Section 5.13(b)
“Final Payment Fee”	Section 2.6(b)
“Foreign Lender”	Section 2.4(i)
“GECC”	Preamble
“Guarantor” and “Guarantors”	Preamble
“Indemnitee”	Section 10.4
“Indemnified Liabilities”	Section 10.4
“Intercompany Note”	Definition of “Permitted Indebtedness”
“Lender” and “Lenders”	Preamble
“Loan Party” and “Loan Parties”	Preamble
“Maximum Lawful Rate”	Section 2.3(c)
“Non-Funding Lender”	Section 9.10(c)
“Notice of Exclusive Control”	Section 7.9
“Other Lender”	Section 9.10(c)
“Partial Final Repayment Fee”	Section 2.6(a)
“Participant Register”	Section 10.1(b)
“Patriot Act”	Section 5.7(c)
“Permitted Dissolutions”	Section 6.11(a)
“SDN List”	Section 5.7(b)
“Term Loan”	Section 2.1(a)
“Termination Date”	Section 9.8(b)
“U.S. Lender”	Section 2.4(i)
“USPTO”	Section 6.7

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent and/or bailee letter, substantially in the forms of Exhibit C-1 and C-2 respectively, in favor of Agent executed by the applicable landlord or bailee and the applicable Loan Party.

“Affiliate” means, with respect to any Person, (a) each officer, director, partner or joint-venturer of such Person (and in the case of any Person that is a limited liability company, each manager and member of such Person), and (b) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than a natural person) or any Affiliate of any Person (other than a natural person) that administers or manages such Lender.

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“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of a Loan Party, or (c) a merger or consolidation or any other combination with another Person.

“Automatic Payment Authorization Agreement” means an automatic payment authorization agreement, substantially in the form of Exhibit D, executed by Borrower.

“Business Day” means and includes any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days. For the avoidance of doubt, “Cash Equivalents” does not include (and each Loan Party is prohibited from purchasing or purchasing participations in) any auction rate securities or other corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a Dutch auction.

“Closing Date Lender” means any Person that is a Lender on the Closing Date and any Affiliate thereof that becomes a Lender.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted in favor of Agent for the benefit of Agent and Lenders pursuant to any Loan Document.

“Collection Account” means the following account of Agent (or such other account as Agent shall identify in writing to Borrower or Lenders, as applicable):

Bank Name: Deutsche Bank

Bank Address: New York, NY

ABA Number: 021 001 033

Account Number: 50271079

Account Name: GECC HH Cash Flow Collections

Ref: Navidea Biopharmaceuticals/HFS 4621

“Default” means any event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Default Rate” means a rate of interest equal to 5.0% per annum above the rate of interest otherwise in effect for the applicable Obligation.

“Disbursement Letter” means a disbursement instruction letter, in form and substance satisfactory to Agent and each Lender, among each Loan Party, Agent and each Lender.

“Disqualified Lender” means any direct competitor of Borrower and any Affiliate of such direct competitor to the extent identified on the list of Disqualified Lenders prepared by Borrower and delivered to Agent and each Lender prior to the Closing Date (as such list may be updated by Borrower from time to time with Agent’s and Requisite Lenders’ written consent, such consent to be issued or withheld in Agent’s and Requisite Lender’s sole discretion), which list of Disqualified Lenders shall be provided to any Lender (or prospective Lender permitted hereunder) upon request.

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“Dollars” and “$” each mean lawful money of the United States of America.

“EBITDA” means, with respect to Borrower and its consolidated Subsidiaries for any period, the total of the following, all of which shall be determined by Agent in its reasonable credit judgment and shall be determined in accordance with GAAP: (a) the consolidated net income (loss) of Borrower and its consolidated Subsidiaries for such period, plus (b) without duplication, to the extent included in the calculation of consolidated net income of Borrower and its consolidated Subsidiaries for such period, the sum of the following amounts of Borrower and its consolidated Subsidiaries for such period, (i) income taxes paid or accrued (excluding any amounts Borrower or any of its consolidated Subsidiaries includes in its sales, general and administrative expenses), (ii) interest expense (net of interest income), paid or accrued, (iii) amortization and depreciation expense, (iv) compensation paid in Stock, and (v) other non-cash charges as approved by Agent in its sole discretion. EBITDA shall be measured on an accrued accounting basis.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“E-System” means any electronic system approved by Agent, including any Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Excluded Property” means issued and outstanding voting Stock of each Subsidiary of Borrower that is incorporated or organized in a jurisdiction other than the United States or any state or territory thereof in excess of 65% of the aggregate voting Stock of such Subsidiary, but only to the extent a pledge of more than 65% of the voting Stock would cause a material increase in Borrower’s federal income tax liability. Notwithstanding the foregoing, any and all proceeds of Excluded Property, to the extent that the proceeds are not themselves Excluded Property, shall be Collateral.

“Excluded Taxes” means, with respect to Agent or any Lender, (a) taxes measured by net income (including branch profit taxes) and franchise taxes imposed in lieu of net income taxes, in each case that are imposed on Agent or any Lender as a result of (i) Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) a present or former connection between Agent or such Lender and the jurisdiction imposing such Tax (other than any such connection arising solely from Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Obligations), and (b) any U.S. withholding taxes imposed under FATCA.

“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion or material piece of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of any Loan Party after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral (including, for the avoidance of doubt and without limitation, circumstances where Agent reasonably believes the Loan Parties’ remaining cash and Cash Equivalents are being, or are likely to be, significantly and imminently diminished).

“Existing Indebtedness” means all of the Indebtedness and other obligations owed under that certain Loan and Security Agreement, dated as of December 29, 2011, between Borrower and Hercules Technology II, L.P.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof or any amended or successor provision that is substantively comparable and not materially more onerous to comply with (and, in each case, any current or future regulations promulgated thereunder or official interpretations thereof).

“Fee Letter” means the letter agreement, dated the date hereof, between Borrower and Agent.

“Final Maturity Date” means December 23, 2016.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity and any self-regulatory organization.

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“Guaranty Agreement” means a guaranty agreement, in form and substance satisfactory to Agent, made by Guarantors in favor of Agent, for the benefit of Agent and Lenders.

“Indebtedness” means, with respect to any Person, at any date, without duplication, (a) all indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of Property or services, including earnouts or similar payments (other than trade payables incurred in the ordinary course of business), (d) all capital lease obligations, (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (f) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, surety bond or other similar instrument, (g) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (h) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is an obligation of such Person, (i) all obligations under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (j) all indebtedness, obligations or liabilities of others guaranteed, endorsed (other than in the ordinary course of business), co-made, discounted with recourse or sale with recourse by such Person or for which such Person is otherwise directly or indirectly liable.

“Indemnified Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities (including any interest, additions to tax or penalties) with respect thereto, but excluding any Excluded Taxes.

“Intellectual Property” means (a) all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, and (b) the goodwill of the business of any Person connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, and rights to unpatented inventions.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business, division or other unit operation of any Person or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means this Agreement, the Notes (if any), the Warrants, the Account Control Agreements, the Access Agreements, the Perfection Certificate, the Pledge Agreement, the Guaranty Agreement (if any), any Subordination Agreement, the Fee Letter, the Disbursement Letter, and all other agreements, instruments, documents and certificates delivered to Agent or any Lender from time to time in connection with any of the foregoing.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties, or condition (financial or otherwise) of Borrower, individually, or Borrower and its Subsidiaries, taken as a whole, (b) the ability of a Loan Party to perform any of its obligations under any Loan Document to which it is a party, (c) the legality, validity or enforceability of any Loan Document, (d) the rights and remedies of Agent or Lenders under any Loan Document or (e) the validity, perfection or priority of any Lien in favor of Agent, on behalf of itself and Lenders, on any of the Collateral.

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“Material Agreement” means (a) any agreement or contract to which a Loan Party is a party and involving the receipt or payment of amounts in the aggregate exceeding $500,000 per year, (b) any agreement or contract to which a Loan Party is a party of which the breach, nonperformance, termination or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) each agreement relating to any Subordinated Indebtedness.

“Material Indebtedness” means (a) any Subordinated Indebtedness and (b) any other Indebtedness (other than the Obligations) of a Loan Party or any of its Subsidiaries having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000.

“Monthly Cash Burn Amount” means, with respect to Borrower and its consolidated Subsidiaries,  as of any date of determination, an amount equal to (a) the sum of (i) EBITDA of Borrower and its consolidated Subsidiaries for the immediately preceding six month period, less (ii) (A) cash taxes, (B) non-financed capital expenditures, (C) cash interest payments, (D) dividends or distributions paid to the extent permitted to be paid hereunder, and (E) to the extent such payments are not deducted in the calculation of EBITDA, license payments, in each case paid by Borrower or any of its consolidated Subsidiaries during the immediately preceding six month period, and less (iii) the current portion of interest bearing liabilities due and payable in the immediately succeeding six month period, divided by (b) six.

“Note” means a promissory note of Borrower, in form and substance satisfactory to Agent, payable to a Lender in a principal amount equal to the amount of such Lender’s Term Loan Commitment.

“OFAC” means U.S. Treasury Department's Office of Foreign Assets Control.

“Obligations” means the Term Loan and all other debts, obligations and liabilities of any kind whatsoever owing by the Loan Parties to Agent and Lenders under the Loan Documents (other than the Warrants), whether for principal, interest, fees, expenses, prepayment premiums, indemnities, reimbursements or other sums, and whether or not such amounts accrue after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not allowed in such case or proceeding, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and howsoever acquired, and whether or not evidenced by any instrument or for the payment of any money.

“Perfection Certificate” means a perfection certificate in the form provided by Agent, completed and duly executed by each Loan Party.

“Permitted Acquisition” means any Acquisition by a Loan Party of all of the Stock and Stock Equivalents of a Target or all or substantially all of the assets of a Target, in each case, to the extent that each of the following conditions shall have been satisfied:

(a)          Borrower shall have delivered to Agent at least twenty (20) days prior to the consummation thereof (or such shorter period as Agent may accept): (i) (x) notice of such Acquisition setting forth in reasonable detail the terms and conditions of such Acquisition, (y) pro forma financial statements of Borrower and its Subsidiaries after giving effect to the consummation of such Acquisition and (z) to the extent available, a due diligence package, in each case, prior to closing of such Acquisition; (ii) evidence satisfactory to Agent that Borrower has, immediately before and immediately after giving effect to the consummation of such Acquisition, unrestricted cash and Cash Equivalents in one or more Deposit Accounts or Securities Accounts subject to Account Control Agreements in an aggregate amount equal to or greater than the positive value of the product of (A) twelve times (B) the Monthly Cash Burn Amount as determined as of the last day of the month immediately preceding the Acquisition for which financial statements have been delivered to Agent and Lenders in accordance with this Agreement; and (iii) to the extent available, such other information agreements, instruments and other documents as Agent or any Lender that is a Lender as of the Closing Date shall reasonably request;

(b)          such Acquisition shall only involve assets located in the United States and comprise a business, or those assets of a business, substantially of the type engaged in by Borrower or its Subsidiaries and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents;

(c)          Borrower shall have delivered to Agent (i) as soon as available, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (ii) to the extent required under the related acquisition agreement, all consents and approvals from applicable Governmental Authorities and other Persons and (iii) if required by Agent, environmental assessments satisfactory to Agent;

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(d)          at or prior to the closing of such Acquisition, (i) Agent will be granted a first priority perfected Lien (subject to Permitted Liens), for the ratable benefit of Agent and Lenders, in all assets or stock acquired pursuant thereto and (ii) any new Subsidiary created or acquired pursuant to such Acquisition shall have (A) joined this Agreement as a Guarantor, (B) guaranteed the Obligations, (C) granted to Agent, for the benefit of the Lenders, a security interest in all of its Collateral to secure such guaranty, and (D) delivered to Agent (and, if requested, to any Lender so requesting) all documents required to be delivered on the Closing Date pursuant to Sections 4.1(b), (d), (e), (f), (g), (h), (i), (k), (l), (n) and (t);

(e)          at the time of such Acquisition and after giving effect thereto, (i) Borrower and each other Loan Party are Solvent, and (ii) no Default or Event of Default has occurred and is continuing;

(f)          such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

(g)          the business and assets acquired in such Acquisition shall be free and clear of all Liens (other than Permitted Liens);

(h)          the aggregate purchase price paid and/or payable in cash or other property (other than common stock of Borrower) in connection with all Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrower and Target) shall not exceed, in the aggregate, (i) $5,000,000 in any fiscal year and (ii) $10,000,000 during the term of this Agreement; and

(i)          with respect to an Acquisition paid for in whole or in part with common stock of the Borrower, such Acquisition shall not result in any decrease in the Tangible Net Worth of the Loan Parties.

“Permitted Contest” means the contesting in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the applicable Loan Party in accordance with GAAP and which do not involve, in the judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral.

“Permitted Dispositions” means (a) sales of inventory in the ordinary course of business, (b) sales of equipment that are no longer used or useful in the business of a Loan Party for cash and fair value so long as no Default or Event of Default has occurred and is continuing at the time of such sale or would result after giving effect thereto, (c) transfers of assets to Borrower in connection with the Permitted Dissolutions, and (d) licenses of the Intellectual Property of a Loan Party in the ordinary course of business of the applicable Loan Party, provided that (i) any such license is non-exclusive (but may be exclusive in respects other than territory and may be exclusive as to territory only as to discreet geographical areas outside of the United States, provided further that in the case of any such permitted exclusive license, such license shall be approved by the Board of Directors of the applicable Loan Party) and does not result in a legal transfer of title of the licensed Intellectual Property, (ii) no Default or Event of Default has occurred and is continuing at the time of such license or would result after giving effect thereto, and (iii) the terms of such license do not restrict the applicable Loan Party’s ability to grant a Lien on, assign or otherwise Transfer such license or any Intellectual Property.

“Permitted Holder” means Platinum-Montaur Life Sciences LLC and its Affiliates.

“Permitted Indebtedness” means (a) the Obligations, (b) Indebtedness existing on the Closing Date and set forth on Schedule 7.2 and Permitted Refinancings thereof, (c) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by any Loan Party or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person and Permitted Refinancings thereof, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $500,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made), (d) Indebtedness owing by any Loan Party to another Loan Party, provided that (i) each Loan Party shall have executed and delivered to each other Loan Party a demand note (each, an “Intercompany Note”) to evidence such intercompany loans or advances owing at any time by each Loan Party to the other Loan Parties, which Intercompany Note shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to a Pledge Agreement as additional Collateral for the Obligations, (ii) any and all Indebtedness of any Loan Party to another Loan Party shall be subordinated to the Obligations pursuant to the subordination terms set forth in each Intercompany Note, and (iii) no Default or Event of Default shall result after giving effect to any such Indebtedness, (e) Subordinated Indebtedness and (f) Indebtedness in respect of financing of insurance premiums not to exceed $300,000 in any fiscal year.

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“Permitted Investments” means (a) Investments existing on the Closing Date and set forth on Schedule 7.5, (b) subject to Section 7.9, Investments in cash and Cash Equivalents, (c) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (d) extensions of trade credit (other than to Affiliates of a Loan Party) in the ordinary course of business, (e) Investments received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, (f) loans and advances to employees of any Loan Party to finance travel, entertainment and relocation expenses and other business purposes in the ordinary course of business in an aggregate outstanding principal amount not to exceed $250,000 at any time, (g) Investments consisting of non-cash loans made by Borrower to officers, directors and employees of a Loan Party which are used by such Persons to purchase simultaneously the Stock of Borrower, (h) advances by a Loan Party to another Loan Party in accordance with the terms and conditions described in clause (d) of the definition of “Permitted Indebtedness”, (i) Investments permitted under Borrower’s Investment Policy delivered to Agent prior to the Closing Date, (j) joint ventures or strategic alliances in the ordinary course of business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, but in no event consisting of Investments of cash, Cash Equivalents or tangible assets, (k) Permitted Acquisitions and (l) Investments in foreign Subsidiaries of any Loan Party in an aggregate amount not to exceed $50,000 in any fiscal year.

“Permitted Liens” means each of the following: (a) Liens created pursuant to any Loan Document, (b) Liens existing on the Closing Date and set forth on Schedule 7.1, (c) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are subject to a Permitted Contest, (d) Liens securing Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness”, provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 20 days after, the acquisition, repair, improvement or construction of, such property financed by such Indebtedness and (ii) such Liens do not extend to any Property of a Loan Party other than the Property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness, (e) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC, (f) pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than capital leases), sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation), (g) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 8.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings, (h) Liens arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property that do not materially (i) impair the value or marketability of such real property or (ii) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property, (i) licenses described in clause (d) of the definition of “Permitted Disposition” and (j) any interest or title of a lessor under any lease of real property entered into by a Loan Party in the ordinary course of business.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under clause (b) or clause(c) of the definition of “Permitted Indebtedness” that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Loan Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

37

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Platinum-Montaur Loan Agreement” means that certain Loan Agreement, dated as of July 25, 2012, between Borrower and Platinum-Montaur Life Sciences LLC.

“Platinum-Montaur Subordinated Indebtedness” means the Indebtedness incurred by Borrower in connection with the Platinum-Montaur Loan Agreement.

“Pledge Agreement” means a pledge agreement in form and substance satisfactory to Agent executed by each Loan Party and Agent.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Share” means with respect to any Lender at any time, the percentage obtained by dividing (a) the aggregate outstanding principal amount of the Term Loan owing to such Lender at such time by (b) the aggregate outstanding principal amount of the Term Loan owing to all Lenders at such time.

“Public Health Laws” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation or investigation, product approval or clearance, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or post-market requirements of any drug, medical device, food, dietary supplement, or other product (including, without limitation, any ingredient or component of, or accessory to, the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) and similar state or foreign laws, controlled substances laws, pharmacy laws, or consumer product safety laws.

“Qualified Assignee” means (a) any Lender (other than a Non-Funding Lender), (b) any Affiliate of any Lender (other than a Non-Funding Lender), (c) any Approved Fund, (d) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) which regularly extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case of this clause (d), which either (i) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody's Investor Service, Inc. at the date that it becomes a Lender, or (ii) together with its Affiliated entities, holds loan assets in excess of $250,000,000 or (e) any other Person (other than a natural person) approved by the Requisite Lenders, provided however, that notwithstanding the foregoing, “Qualified Assignee” shall not include (A) unless approved by the Requisite Lenders, any Loan Party or any Affiliate of a Loan Party or any Person or Affiliate of such Person that holds any subordinated debt or Stock or Stock Equivalents issued by any Loan Party or its Affiliates (other than any Closing Date Lender) and (B) unless approved by the Requisite Lenders and, so long as no Default or Event of Default has occurred and is continuing, Borrower (which consent of Borrower shall not be unreasonably withheld, delayed or conditioned, and shall be deemed to have been given if Borrower has not delivered an objection in writing within five (5) Business Days of a request for such consent), (i) any Person who is not capable of lending to Borrower without the imposition of any withholding or similar taxes, or (ii) any Person that is a Disqualified Lender. Notwithstanding anything contained herein to the contrary, with respect to any assignment by a Lender in connection with (x) any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or (y) due to a forced divestiture at the direction of any Governmental Authority, in each case the restrictions set forth in this definition of “Qualified Assignee” shall not apply and “Qualified Assignee” shall mean and include any Person other than a natural person.

“Registrations” means registrations, authorizations, approvals, licenses, permits, clearances, certificates, and exemptions issued or allowed by a Regulatory Authority (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).

“Regulatory Action” means an administrative or regulatory action, proceeding, investigation or non-routine inspection, FDA Form 483 inspectional observation or other formal notice of serious deficiencies, warning letter, untitled letter, notice of violation letter, recall, alert, seizure, Section 305 notice or other similar communication, or consent decree issued by a Regulatory Authority.

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“Regulatory Authority” means the U.S. Food and Drug Administration or any successor thereto or any comparable Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, sale, advertising, promotion, reimbursement, import, export or marketing of medical products or drugs.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Requirement of Law” means, with respect to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, judgment, writ, injunction, decree, or other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Requisite Lenders” means Lenders whose Pro Rata Shares aggregate more than 50%; provided, however, that so long as a Closing Date Lender does not assign any portion of its Term Loan Commitment or Term Loan (other than an assignment to any Affiliate of such Lender), the “Requisite Lenders” shall include such Lender.

“Rights to Payment” means all cash, license fees, royalties, awards, judgments, insurance and other monetary claims, Proceeds, Accounts and General Intangibles that relate to, or arise out of or with respect to, any Intellectual Property, including, without limitation, (a) any Proceeds from the sale, licensing or other Transfer of any Intellectual Property or any rights therein, and (b) any monetary damages and all other rights to payment of money of any Loan Party for any past, present and future infringement, misappropriation, dilution, violation or other impairment of any Intellectual Property, together with all accessions and additions thereto and Proceeds and products thereof.

“Scheduled Payment Date” means the first day of each calendar month.

“SEC” means the Securities and Exchange Commission.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means (i) the Platinum-Montaur Subordinated Indebtedness and (ii) any unsecured Indebtedness owing by any Loan Party to any Person that is not a holder of any Stock or Stock Equivalents of any Loan Party on the date such Indebtedness is incurred, which Indebtedness (x) does not exceed $750,000 in the aggregate at any time outstanding and (y) is subordinated to the Obligations pursuant to a Subordination Agreement.

“Subordination Agreement” means, with respect to any Subordinated Indebtedness, a subordination agreement in form and substance satisfactory to Agent executed by Agent, the Loan Parties and each holder of such Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person, any entity the management of which is, directly or indirectly controlled by, or of which an aggregate of more than 50% of the outstanding voting Stock is, at the time, owned or controlled, directly or indirectly by, such Person or one or more Subsidiaries of such Person.

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“Tangible Net Worth” means, on any date, the consolidated total assets of the Loan Parties and their Subsidiaries minus, (a) any amounts attributable to (i) goodwill, (ii) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (iii) reserves not already deducted from assets, and (b) the obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness.

“Target” means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an acquisition.

“Term Loan Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule A hereto under the caption “Term Loan Commitment”, as amended from time to time to reflect any permitted assignments and as such amount may be reduced or terminated pursuant to this Agreement. “Term Loan Commitments” means the Term Loan Commitments of all Lenders.

“Transfer” means, with respect to any Property, to sell, convey, transfer, assign, license, rent, lease, sublease, mortgage, transfer or otherwise dispose of any interest therein or to permit any Person to acquire any such interest.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Agent’s or any other Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Warrants” means the stock purchase warrants issued to each Lender (or its Affiliate) substantially in the form of the warrant attached as Exhibit E.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first written above.

BORROWER:

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Brent L. Larson
	Name:	Brent L. Larson
	Title:	EVP, CFO, Treasurer and Secretary

Address For Notices:

c/o Navidea Biopharmaceuticals, Inc.

425 Metro Place North, Suite 450

Dublin, Ohio 43017

Attention: Mark J. Pykett, Chief Executive Officer

Phone: (614) 822 - 2385

Facsimile: (614) 793 - 7522

with a copy to:

William J. Kelly, Jr., Esq.

Porter Wright Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

Phone: (614) 227 - 2136

Facsimile: (614) 227 – 2100

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Peter Gibson
	Name:	Peter Gibson
	Title:	Duly Authorized Signatory

Address For Notices:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: Senior Vice President of Risk – Life Science Finance
Phone: (301) 961-1640

Facsimile: (301) 664-9855

Except in the case of notices under Section 6.3, with a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel
Phone: (301) 961-1640

Facsimile: (301) 664-9866

LENDER:

MIDCAP FINANCIAL SBIC, LP

By: MidCap Financial SBIC GP, LLC

By:		/s/ Colleen S. Kovas
	Name:	Colleen S. Kovas
	Title:	Authorized Signatory

Address For Notices:

MidCap Financial SBIC, LP

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: Portfolio Management – Life Sciences

Facsimile: (301) 941-1450

E-Mail: lviera@midcapfinancial.com

with a copy to:

MC Serviceco, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: General Counsel

Facsimile: (301) 941-1450

E-Mail: legalnotices@midcapfinancial.com

SCHEDULE A

COMMITMENTS

Name of Lender	Term Loan Commitments	Pro Rata Share of Term Loan Commitments
General Electric Capital Corporation	$13,750,000.00	55%
MidCap Financial SBIC, LP	$11,250,000.00	45%
TOTAL	$25,000,000.00	100%

DISCLOSURES

Schedule 5.2

Material Agreements

1.	Employment Agreement between the Company and Brent L. Larson.

2.	Employment Agreement between the Company and Mark J. Pykett, V.M.D., Ph.D.

3.	Employment Agreement between the Company and Thomas H. Tulip, Ph.D.

4.	License Agreement, dated January 30, 2002, between the Company and the Regents of the University of California, San Diego, as amended on May 27, 2003 and February 1, 2006.

5.	Evaluation License Agreement, dated March 31, 2005, between the Company and the Regents of the University of California, San Diego.

6.	Supply and Distribution Agreement, dated November 15, 2007, between the Company and Cardinal Health 414, LLC.

7.	Manufacture and Supply Agreement, dated November 30, 2009, between the Company and Reliable Biopharmaceutical Corporation.

8.	Sublicense Agreement, dated July 31, 2012, between Alseres Pharmaceuticals, Inc. and the Company.

9.	Loan Agreement, dated July 25, 2012, between the Company and Platinum-Montaur Life Sciences LLC.

10.	Promissory Note, dated July 25, 2012, made by Navidea Biopharmaceuticals, Inc. in favor of Platinum-Montaur Life Sciences LLC.

11.	Asset Purchase Agreement, dated May 24, 2011, between Devicor Medical Products, Inc. and the Company.

12.	License Agreement, dated December 9, 2011, between AstraZeneca AB and the Company.

13.	Series GG Warrant to Purchase Common Stock of the Company issued to Hercules Technology II, L.P. on December 29, 2011.

14.	[123I]NAV5001 Clinical Supply Agreement, dated May 10, 2013, by and between Nordion (Canada) Inc. and Navidea Biopharmaceuticals, Inc.

15.	Master Services Agreement, effective October 11, 2012, by and between Navidea Biopharmaceuticals, Inc. and INC Research®, LLC.

16.	Master Services Agreement, effective April 25, 2013, by and between Navidea Biopharmaceuticals, Inc. and Kantar Health GMBH.

17.	Master Agreement, dated January 20, 2012, by and between Navidea Biopharmaceuticals, Inc. and Molecular NeuroImaging, LLC.

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 5.8

Intellectual Property

Part A – All Intellectual Property and Licenses

Loan Party	Identifier (name of patent/license)	Owned or Licensed Intellectual Property	Expiration Date	Whether such Intellectual Property or license is material	Identify if material in- bound license to be further disclosed on Part B
Navidea	“Compositions for radiolabeling DTPA dextran” (Lymphoseek - Formulation) USSN 13/461306 [*] (Pending) [*] (Pending) [*] (Pending) [*] (Pending) [*] (Pending) [*] (Pending)	Owned	Pending/ Allowed (2019)	Not Material

Navidea	“Macromolecular Carrier for Drug and Diagnostic Agent Delivery” (Lymphoseek - Composition) US 6,409,990 [*] [*] [*] [*] [*] (Issued) [*] (Pending)	Licensed	5/12/2020	Material w/r/t base U.S., [*] and [*] patents; not material with respect to other individual countries	See Part B

Navidea

“Novel 2-Heteroaryl Substituted Benzothiophenes and Benzofuranes”

(NAV4694) Drug Substance

US 7,772,256

[*] (Issued)

[*] (Pending)

[*] (Pending)

[*] (Issued)

[*] (Pending)

[*] (Pending)

[*] (Issued)

[*] (Pending)

[*] (Pending)

[*]

		Licensed	9/12/2028	Material w/r/t base U.S and [*] patents and [*] application; not material with respect to other individual countries	See Part B

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Navidea

“Compounds Suitable as Precursors to Compounds that are Useful for Imaging Amyloid Deposits”

(NAV4694) Precursor

US 8,193,363

[*] (Issued)

[*] (Pending)

[*] (Pending)

[*] (Pending)

[*] (Pending)

[*] (Pending)

[*]

[*] (Issued)

		Licensed	9/3/2030	Material w/r/t base U.S. patent and [*] application; not material with respect to other individual countries	See Part B

Navidea

“Substituted 2-carboxyalkyl-3-(fluorophenyl)-8-(3-halopropen-2-yl) nortropanes and their use as imaging for agents for neurodegenerative disorders”

(NAV5001)

US 5,493,026

US 5,853 696

[*]

[*]

[*]

[*]

[*]

		Sublicensed	10/25/1993	Material w/r/t base U.S. patent only	See Part B

Navidea	“Methods for Imaging Dopamine Transporter Level” (NAV5001) US 8,084,018 [*] (Pending) [*] (Pending) [*] (Pending)	Licensed	6/15/2030	Material w/r/t base U.S. patent only	See Part B

Navidea	“Labeled Iodinated Tropane Formulation” (NAV5001) USSN 12/409,572 [*] [*] [*]	Licensed	Pending - (2029)	Material w/r/t base U.S. application only	See Part B

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Navidea	“Methods for Diagnosing and Monitoring Treatment of Lewy Body Dementia by Assessing Dopamine Transporter Level” (NAV5001) USSN 12/739,220 [*] [*] [*]	Licensed	Pending - (2027)	Material w/r/t base U.S. application only	See Part B

Navidea	“Heteroaryl substituted benzothiazoles” (AZD2184) US 8,163,928 [*] (Pending) [*] (Issued) [*] (Pending) [*] (Issued) [*] (Pending) [*] (Pending) [*] (Pending) [*] (Pending) [*] (Issued) [*] (Issued)	Owned	9/27/2028	Not Material	See Part B

Navidea	“Heteroaryl substituted benzoxazoles” (AZD2995) US 7,670,591 [*] (Pending) [*] (Issued) [*] (Pending) [*] (Pending)	Owned	6/14/2017	Not Material	See Part B

Navidea

“Second generation monoclonal antibodies having binding specificity to TAG-72 and human carcinomas and methods for employing the same”

(RIGS)

US 5,512,443

US 5,892,019

[*] (Issued)

[*] (Issued)

[*] (Issued)

[*] (Issued)

[*] (Issued)

[*] (Issued)

[*] (Issued)

		Licensed	2015 2016	Not Material	See Part B

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Navidea	“Family of high affinity, modified antibodies for cancer treatment” (RIGS) US 6,051,225 US 6,207,815 US 6,051,225 [*] (Issued) [*] (Issued) [*] (Issued)	Licensed	2017 -2018	Not Material	See Part B

Navidea	“Composite antibodies of human subgroup IV light chain capable of binding to tag-72” (RIGS) US 5,976,531 US 6,495,137 US 7,179,899 [*] (Issued)	Licensed	2016 -2017	Not Material	See Part B

Navidea	“Dimer and multimer forms of single chain polypeptides” (RIGS) US 6,329,507 US 6,071,515 [*] (Issued)	Licensed	2017 -2018	Not Material	See Part B

Navidea	“Multivalent single chain antibodies” (RIGS) US 5,877,291 US 5,892,020 [*] (Issued) [*] (Issued) [*] (Issued) [*] (Issued) [*] (Pending)	Licensed	2016	Not Material	See Part B

Navidea	“High affinity humanized anti-TAG-72 monoclonal antibodies” (RIGS) US 6,348,581 US 6,753,420 US 6,752,990 US 6,753,152 US 6,737,061 US 6,737,060 [*] (Issued)	Licensed	2017 -2018	Not Material	See Part B

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Navidea	“Hand-Held Probe for Intra-Operative Detection of Fluorescence Labeled Compounds and Antibodies US 8,227,766 [*] (Pending)	Owned	7/10/ 2030	Not Material

Navidea [Cardiosonix]	“Dual Ultrasonic Transducer Probe for Blood Flow Measurement” US 6,503,205	Owned	11/8/2019	Not Material

Navidea [Cardiosonix]	“Ultrasonic Transducer Probe and a Measurement Device Utilizing the Same” US 6,719,698	Owned	7/18/2021	Not Material

Part A (Continued) – All Intellectual Property and Licenses

Trademarks

Loan Party	Identifier (name of patent/license)	Owned or Licensed Intellectual Property	Expiration Date	Whether such Intellectual Property or license is material	Identify if material in- bound license to be further disclosed on Part B
Navidea	“RIGS” Trademark Reg. No. 1,542,372	Owned	Renewal-06/06/2019	Material
Navidea	“Navidea Biopharmaceuticals” Design + Words Trademark Reg. No. 4,207,633	Owned	Renewal-09/11/2022	Material
Navidea	“Lymphoseek” Trademark Reg. No. 3,163,525	Owned	Renewal-10/24/2016	Material
Navidea	“Cardiosonix” Trademark Reg. No. 2728058	Owned	June 17, 2013	Not material

Copyrights

Loan Party	Identifier (name of patent/license)	Owned or Licensed Intellectual Property	Registration Date	Whether such Intellectual Property or license is material	Identify if material in-bound license to be further disclosed on Part B
Navidea	“Neoprobe Corporation OneMedPlace Finance Forum San Francisco, CA January 2010.” Registration #: TX0007391587	Owned	2011-07-01	Not Material
Navidea	“Neoprobe Corporation Product Pipeline — Oncology Diagnostic Drugs.” Registration #: TX0007400138	Owned	2011-07-05	Not Material

Part B – Material In-Bound Licenses

Loan Party Licensee	Identifier (name of license)	Name and Address of Licensor	Name & Date of License Agreement	Exclusive or Non-Exclusive License	Restricted License	Default/ termination could interfere with Agent’s Rights
Navidea	Lymphoseek®	The Regents of The University of' California UCSD Technology Transfer & Intellectual Property Services, Mail-code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910	SD1998-088 (Jan.30, 2002)	Exclusive [Field of Scintigraphy & Scintillation Counting directed to Lymphoid tissue]	Yes	Yes
Navidea	Lymphoseek®	The Regents of The University of' California UCSD Technology Transfer & Intellectual Property Services, Mail-code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910	SD1998-088 (April 1, 2008)	Exclusive Field of ultrasound & optical detection directed to Lymphoid tissue]	Yes	Yes
Navidea	AZD4694	AstraZeneca S-151 85 Södertälje, Sweden	AZD4694 (Dec. 9, 2011)	Exclusive [Field of diagnosis, imaging & assessment of central nervous system disorders]	Yes	Yes
Navidea	AZD2184 AZD2995	AstraZeneca S-151 85 Södertälje, Sweden	AZD2184 AZD2995 (Dec.10, 2012)	Assignment	No	No
Navidea	NAV5001 (Altropane®)	Alseres 239 South St., Hopkinton, MA 01748	Sub-License (Jul. 31, 2012)	Exclusive	Yes	Yes
Navidea	RIGS

National Institutes of Health -

NIH/NCI (Licensor)

Office of Technology Transfer

60l I Executive Boulevard

Rockville, MD 20852

—

The Dow Chemical Company (Assignor)

2030 Willard

H. Dow Center

Abbott Road, Midland, Michigan 4867

			L-049-1993 Dow/NIH License (Jan.1, 1993) — DOW-Navidea Assignment (Jan. 1, 2010)	Exclusive [Field of RadioImmunoGuided Surgery RIGS)]	Yes	Yes

Part C – Exclusive Out-Bound Licenses and other Liens on Intellectual Property or Instances where a Loan Party is not sole owner of its Intellectual Property

n/a

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

schedule 5.12

REGULATORY COMPLIANCE

Certain of the Company’s suppliers, manufacturers and distributors have received Form 483 reports from the U.S. Food and Drug Administration (and other reports of findings from other Regulatory Authorities or their agents) as a result of routine inspections as listed below. To our knowledge, each of these suppliers, manufacturers and distributors has responded adequately to such findings, if any, and is in compliance with all necessary Registrations and Public Health Laws that reasonably pertain to product components of, accessories to, or products regulated as drugs or medical devices and marketed or distributed by such Loan Party. The Company is not aware of any Warning Letters or similar actions or notifications by the U.S. Food and Drug Administration (and other reports of findings from other Regulatory Authorities or their agents) regarding failure to comply with any Registrations or Public Health Laws.

[*]

Schedule 7.1

Liens in Existence on the Closing Date

None.

Schedule 7.2

Indebtedness in existence on the Closing Date

None.

Schedule 7.5

Investments in existence on the closing date

Navidea Biopharmaceuticals, Inc. holds the following existing Investments in its Subsidiaries:

•	100% of the outstanding capital stock of Cardiosonix Ltd., an Israeli company
•	90% of the outstanding capital stock of Cira Biosciences, Inc., a Delaware corporation
•	100% of the outstanding capital stock of Navidea Biopharmaceuticals Limited, a United Kingdom company

EXHIBIT A

SECRETARY’S CERTIFICATE OF AUTHORITY

June 25, 2013

Reference is made to the Loan and Security Agreement, dated as of June 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), as a lender and as agent (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the other lenders signatory thereto from time to time (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [_________________________], do hereby certify that:

(i)         I am the duly elected, qualified and acting [Assistant] Secretary of [INSERT NAME OF LOAN PARTY] (the “Company”);

(ii)         attached hereto as Exhibit A are true, complete and correct copies of the Company’s [Certificate/Articles of Incorporation or Articles of Organization/Certificate of Formation] and the [Bylaws/LLC Agreement/Partnership Agreement], each of which is in full force and effect on and as of the date hereof;

(iii)        each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company who holds the offices set opposite such individual’s name, and such individual is authorized to sign the Loan Documents to which the Company is a party and all other notices, documents, instruments and certificates to be delivered pursuant thereto, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

Name	Title	Signature

(iv)         attached hereto as Exhibit B are true, complete and correct copies of resolutions adopted by the Board of Directors/Members of the Company (the “Board”) authorizing the execution, delivery and performance of the Loan Documents to which the Company is a party, which resolutions were duly adopted by the Board on [___], 2013 and all such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification, rescission or revocation;

(v)         the foregoing authority shall remain in full force and effect, and Agent and each Lender shall be entitled to rely upon same, until written notice of the modification, rescission or revocation of same, in whole or in part, has been delivered to Agent and each Lender, but no such modification, rescission or revocation shall, in any event, be effective with respect to any documents executed or actions taken in reliance upon the foregoing authority before such written notice is delivered to Agent and each Lender; and

(vi)         no Default or Event of Default has occurred and is continuing or will result from the making of the Term Loan, and all representations and warranties of the Company in the Loan Documents are true, accurate and complete in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true, accurate and complete in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:	[Assistant] Secretary

The undersigned does hereby certify on behalf of the Company that he/she is the duly elected or appointed, qualified and acting [TITLE] of the Company and that [NAME FROM ABOVE] is the duly elected or appointed, qualified and acting [Assistant] Secretary of the Company, and that the signature set forth immediately above is his/her genuine signature.

Name:
Title:

EXHIBIT B TO SECRETARY’S CERTIFICATE OF AUTHORITY

[FORM OF] RESOLUTIONS

BOARD RESOLUTIONS

_____________ ___, 2013

WHEREAS, Navidea Biopharmaceuticals, Inc., a Delaware corporation (“Borrower”) has requested that General Electric Capital Corporation, a Delaware corporation (“GECC”), as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) and lender, and certain other lenders (GECC and such other lenders, collectively, the “Lenders”) provide a credit facility in a maximum principal amount not to exceed $25,000,000 (the “Credit Facility”); and

WHEREAS, the terms of the Credit Facility are set forth in a loan and security agreement by and among Borrower, the guarantors from time to time party thereto, Agent, and the Lenders and certain related agreements, documents and instruments described in detail below; and

[WHEREAS, as a subsidiary of Borrower, __________, the “Company”) will benefit from the making of the loan(s) to Borrower under the Credit Facility; and]

WHEREAS, the Board of Directors of [Borrower][Company] (the “Directors”) deems it advisable and in the best interests of [Borrower][Company] to execute, deliver and perform its obligations under those transaction documents described and referred to below.

NOW, THEREFORE, be it

RESOLVED, that the Credit Facility be, and it hereby is, approved; and further

RESOLVED, that the form of Loan and Security Agreement (the “Loan and Security Agreement”), by and among [Borrower], [Company,] the [other] guarantors from time to time party thereto, Agent and the Lenders, as presented to the Directors, be and it hereby is, approved and the [President, the Chief Executive Officer, Chief Financial Officer, the Vice President or Treasurer] of [Borrower][Company] (collectively, the “Proper Officers”) be, and each of them hereby is, authorized and directed on behalf of [Borrower][Company] to execute and deliver to Agent the Loan and Security Agreement, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further

[RESOLVED, that the form of Promissory Note (the “Note”), as presented to the Directors, be, and it hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Lender one or more promissory Notes, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further]

RESOLVED, that the form(s) of Pledge Agreement and Account Control Agreement (collectively, the “Security Documents”) and the form of the Preferred Stock Warrant, Disbursement Letter, Fee Letter and Guaranty (together with the Security Documents, the “Ancillary Documents”), each as presented to the Directors, be, and each of them hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Agent each of the Ancillary Documents, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further

RESOLVED, that the Proper Officers be, and each of them hereby is, authorized and directed to execute and deliver any and all other agreements, certificates, security agreements, financing statements, indemnification agreements, instruments and documents (together with the Loan and Security Agreement, [the Notes] and the Ancillary Documents, the “Loan Documents”) and take any and all other further action, in each case, as may be required or which they may deem appropriate, on behalf of [Borrower] [Company], in connection with the Credit Facility and carrying into effect the foregoing resolutions, transactions and matters contemplated thereby; and further

RESOLVED, that [Borrower][Company] is hereby authorized to perform its obligations under the Loan Documents, [including, without limitation, the borrowing of any advances made under the Credit Facility and] the granting of any security interest in [Borrower’s] [Company’s]assets contemplated thereby to secure [Borrower’s] [Company’s] obligations in connection therewith; and further

RESOLVED, that in addition to executing any documents approved in the preceding resolutions, the Secretary or any Assistant Secretary of [Borrower] [Company] may attest to such Loan Documents, the signature thereon or the corporate seal of [Borrower] [Company] thereon; and further

RESOLVED, that any actions taken by the Proper Officers prior to the date of these resolutions in connection with the transactions contemplated by these resolutions are hereby ratified and approved; and further

RESOLVED, that these resolutions shall be valid and binding upon [Borrower] [Company].

EXHIBIT B

COMPLIANCE CERTIFICATE

[DATE]

Reference is made to the Loan and Security Agreement, dated as of June 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), in its capacity as agent (in such capacity, together with its successors and assigns, in such capacity, the “Agent”) and lender, and the other lenders signatory thereto (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [_________________________], do hereby certify that:

(i)          I am the duly elected, qualified and acting chief financial officer of Borrower;

(ii)         attached hereto as Exhibit A are the financial statements required to be delivered in accordance with Section 6.3(a) of the Agreement, which financial statements are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(iii)         no Default or Event of Default has occurred under the Agreement which has not been previously disclosed, in writing, to Agent;

(iv)         all representations and warranties of the Loan Parties stated in the Loan Documents are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date;

(v)          the Loan Parties own no Margin Stock;

(vi)         attached is a list of new applications or registrations that any Loan Party has made or filed (or acquired) in respect of any Intellectual Property of a Loan Party or any change in status of any outstanding application or registration since the date of the last Compliance Certificate delivered to Agent; and

(vii)         set forth below is a list of all Deposit Accounts and Securities Accounts maintained in the name of each Loan Party, whether such account has been opened since the date of the last Compliance Certificate and any changes of address or contact information for the applicable financial institution at which such Deposit Accounts and Securities Accounts are maintained.

	Bank/Financial Institution	Account Number	New Account?
1)			Yes	No
2)			Yes	No
3)			Yes	No
4)			Yes	No

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:

EXHIBIT C-1

FORM OF LANDLORD CONSENT

[Landlord]

[Address]

[__________, ____]

Ladies and Gentlemen:

General Electric Capital Corporation (together with its successors and assigns, if any, “Agent”) and certain other lenders (the “Lenders”) have entered into, or are about to enter into, a Loan and Security Agreement, dated as of June 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) with Navidea Biopharmaceuticals, Inc., a Delaware corporation (“Borrower”) [and __________ (“Company”)], pursuant to which [Borrower] [Company] has granted, or will grant, to Agent, on behalf of itself and the Lenders, a security interest in certain assets of [Borrower] [Company], including, without limitation, all of [Borrower’s] [Company’s] cash, cash equivalents, accounts, books and records, goods, inventory, machinery, equipment, furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds, including, insurance proceeds, of the foregoing, but excluding any and all building fixtures (such as plumbing, lighting and HVAC systems that are permanently attached to the Premises) (collectively, the “Collateral”). Some or all of the Collateral is, or will be, located at certain premises known as [__________________] in the City or Town of [_____________, County of _________________________ and State of _______] (“Premises”), and [Borrower] [Company] occupies the Premises pursuant to a lease, dated as of [___], between [Borrower] [Company], as tenant, and you, [NAME], as [owner/landlord/mortgagee/realty manager] (as amended, restated, supplemented or otherwise modified from time to time, the “Lease”).

By your signature below, you hereby agree that: (i) the Lease is in full force and effect and you are not aware of any existing defaults thereunder, (ii) the Collateral is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises; (iii) you agree to use your best efforts to provide Agent with written notice of any default by [Borrower] [Company] under the Lease resulting in a termination of the Lease (“Default Notice”) and Agent shall have the right, but not the obligation to cure such default within 15 days following Agent’s receipt of such Default Notice, (iv) any security interest, landlord’s lien or other lien or interest that you may have in the Collateral and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject and subordinate to the security interest of Agent in the Collateral, and you agree not to levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason; (v) Agent, and its employees and agents, shall have the right, from time to time, to enter into the Premises for the purpose of inspecting the Collateral; and (vi) Agent, and its employees and agents, shall have the right, upon any default by [Borrower] [Company] under the Agreement, to enter into the Premises and to remove or otherwise deal with the Collateral, including, without limitation, by way of public auction or private sale (provided that, if Agent conducts a public auction or private sale of the Collateral at the Premises, Agent shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Premises). Agent agrees to repair or reimburse you for any physical damage actually caused to the Premises by Agent, or its employees or agents, during any such removal or inspection (other than ordinary wear and tear), provided that it is understood by the parties hereto that Agent shall not be liable for any diminution in value of the Premises caused by the removal or absence of the Collateral therefrom. You hereby acknowledge that Agent shall have no obligation to remove or dispose of the Collateral from the Premises and no action by Agent pursuant to this Consent shall be deemed to be an assumption by Agent of any obligation under the Lease and, except as provided in the immediately preceding sentence, Agent shall not have any obligation to you.

You hereby acknowledge and agree that [Borrower’s] [Company’s] granting of a security interest in the Collateral in favor of Agent, on behalf of itself and the Lenders, shall not constitute a default under the Lease nor permit you to terminate the Lease or re-enter or repossess the Premises or otherwise be the basis for the exercise of any remedy available to you.

This Consent and the agreements contained herein shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto (including any transferees of the Premises). This Consent shall terminate upon the indefeasible payment of Borrower’s indebtedness in full in immediately available funds and the satisfaction in full of Borrower’s [and Company’s] performance of its obligations under the Agreement and the related documents.

This Consent and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Consent or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

We appreciate your cooperation in this matter of mutual interest.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	__________________________
Name:	__________________________
Title:	__________________________

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Senior Vice President of Risk – Life Science Finance
Phone: (301) 961-1640
Facsimile: (301) 664-9855

With a copy to:

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

AGREED TO AND ACCEPTED BY:

[NAME], as [owner/landlord/mortgagee/realty manager]

By:
Name:
Title:

Address:

AGREED TO AND ACCEPTED BY:

[NAME OF LOAN PARTY]

By:
Name:
Title:

Interest in the Premises (check applicable box)

o         Owner

o         Mortgagee

o         Landlord

o         Realty Manager

Address:

EXHIBIT C-2

FORM OF BAILEE CONSENT

[Letterhead of GE Capital]

_____ ___, 20__

[NAME OF BAILEE]

________________

________________

Re: [Name of the Loan Party] (the “Company”)

Dear Sirs:

Please accept this letter as notice that we have entered into or may enter into financing arrangements with the Company under which the Company has granted to us continuing security interests in substantially all personal property and assets of the Company and the proceeds thereof, including, without limitation, certain [equipment/inventory/goods] owned by the Company held by you at the [manufacturing/warehouse] facility (the “Premises”) owned by you and located at [______________](the “Personal Property”).

Please acknowledge that as a result of such arrangements, you are holding all of the Personal Property solely for our benefit and subject only to the terms of this letter and our instructions; provided, however, that until you receive further written notice from us, you are authorized to use and/or release any and all of the Personal Property in your possession as directed by the Company in the ordinary course of business. The foregoing instructions shall continue in effect until we modify them in writing, which we may unilaterally do without any consent or approval from the Company. Upon receipt of our instructions, you agree that (a) you will release the Personal Property only to us or our designee; (b) you will cooperate with us in our efforts to assemble, sell (whether by public or private sale), take possession of, and remove all of the Personal Property located at the Premises; (c) you will permit the Personal Property to remain on the Premises for forty-five (45) days after your receipt of our instructions or at our option, to have the Personal Property removed from the Premises within a reasonable time, not to exceed forty-five (45) days after your receipt of our instructions; (d) you will not hinder our actions in enforcing our liens on the Personal Property; and (e) after receipt of our instructions, you will abide solely by our instructions with respect to the Personal Property, and not those of the Company.

You hereby waive and release in our favor: (a) any contractual lien, security interest, charge or interest and any other lien which you may be entitled to whether by contract, or arising at law or in equity against any Personal Property; (b) any and all rights granted under any present or future laws to levy or distrain for rent or any other charges which may be due to you against the Personal Property; and (c) any and all other claims, liens, rights of offset, deduction, counterclaim and demands of every kind which you have or may hereafter have against the Personal Property.

You agree that (i) you have not and will not commingle the Personal Property with any other property of a similar kind owned or held by you in any manner such that the Personal Property is not readily identifiable, (ii) you have not and will not issue any negotiable or non-negotiable documents or instruments relating to the Personal Property, and (iii) the Personal Property is not and will not be deemed to be fixtures.

Notwithstanding the foregoing, all of your charges of any nature whatsoever shall continue to be charged to and paid by the Company and we shall not be liable for such charges.

You hereby authorize us to file at any time such financing statements naming you as the debtor/bailee, Company as the secured party/bailor, and us as the Company’s assignee, indicating as the collateral goods of the Company now or hereafter in your custody, control or possession and proceeds thereof, and including any other information with respect to the Company required under the Uniform Commercial Code for the sufficiency of such financing statement or for it to be accepted by the filing office of any applicable jurisdiction (and any amendments or continuations with respect thereto).

The arrangement as outlined herein is to continue without modification, until we have given you written notice to the contrary.

EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

The terms and conditions contained herein are to be construed and enforced in accordance with the laws of the State of New York.

This terms and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

The Company has signed below to indicate its consent to and agreement with the foregoing arrangements, terms and conditions. By your signature below, you hereby agree to be bound by the terms and conditions of this letter.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title: Duly Authorized Signatory

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Senior Vice President of Risk – Life Science Finance
Phone: (301) 961-1640
Facsimile: (301) 664-9855

With a copy to:

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

Agreed to:

[NAME OF LOAN PARTY]

By:
Name:
Title:
Address:

[NAME OF BAILEE]

By:
Name:
Title:
Address:

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT D

AUTOMATIC PAYMENT AUTHORIZATION AGREEMENT

Introduction: When you use the automatic payment service, the payment is automatically made by electronic transfer directly from your bank account at the financial institution specified below. An “authorized check signer” must complete, sign and submit one copy of this Authorization Agreement.

Authorization Agreement for Automatic Payment Service (ACH Debits)

1.         Navidea Biopharmaceuticals, Inc., a Delaware corporation (“Borrower”) hereby authorizes General Electric Capital Corporation (“Agent”) to initiate debit entries from the account identified below for amounts due under the Loan and Security Agreement, dated as of June 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, the guarantors from time to time party thereto, Agent and the lenders from time to time party thereto and the other Loan Documents. Capitalized terms used herein but not defined herein are used herein as defined in the Loan Agreement.

2.         Borrower understands that the payment of all Obligations are solely its responsibility. If payment is not satisfied due to account closure, insufficient funds, or cancellation of any required automated payment services, Borrower agrees to remit payment plus any additional amounts due as set forth in the Loan Agreement.

3.         It is incumbent upon Borrower to give written notice to Agent of any changes to this Authorization Agreement or the below referenced bank account information 10 days prior to payment date. Borrower may revoke this Authorization Agreement by giving 10 days written notice to Agent unless otherwise stipulated in the Loan Agreement.

4.         If the account identified below is a joint account, all of the account holders must sign this Authorization Agreement.

Account:

Provide the following information regarding the account to be debited.

Account type: 0 Checking 0 Savings

Financial Institution:

Name of Account:

Address of Financial Institution:

City/State/Zip:

Account #:

ABA Routing #:

NAVIDEA BIOPHARMACEUTICALS, INC.

By:

Name:

Title:

[INSERT NAME OF EACH JOINT-ACCOUNT HOLDER, IF ANY]

By:

Name:
Title:

EXHIBIT E

[FORM OF WARRANT]

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUBJECT TO SECTION 6 BELOW, AND EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT, NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE [________]1 SHARES OF COMMON STOCK

June 25, 2013

THIS CERTIFIES THAT, for value received, GE Capital Equity Investments, Inc. (“Holder”) is entitled to subscribe for and purchase _____________ (_______) shares of fully paid and nonassessable shares of Common Stock of NAVIDEA BIOPHARMACEUTICALS, INC., a Delaware corporation (“Company”), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Common Stock” shall mean Company’s presently authorized common stock, $0.001 par value per share, and any stock into which such Common Stock may hereafter be converted or exchanged and the term “Warrant Shares” shall mean the shares of Common Stock which Holder may acquire pursuant to this Warrant and any other shares of stock into which such shares of Common Stock may hereafter be converted or exchanged. This Warrant is being executed and delivered pursuant to the terms of a Loan and Security Agreement of even date among the Company, the other loan parties thereto from time to time and General Electric Capital Corporation (“GECC”), as a lender and agent for the other the financial institutions who are or become parties to thereto as lenders (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings defined in the Loan Agreement.

1.         Warrant Price. The “Warrant Price” shall initially be __________and ___/100 dollars ($______) per share, subject to adjustment as provided in Section 7 below2.

2.         Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. (New York City time) on the tenth anniversary of the date of this Warrant (the “Expiration Date”).

3.         Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a)         Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by delivery (pursuant to Section 17) to the Company of a duly executed Notice of Exercise in substantially the form attached hereto, provided that, within three (3) trading days following the date of such exercise, Holder shall surrender the original of this Warrant and pay to Company, by certified or bank check, or wire transfer of immediately available funds, an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 10 trading days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 10 days after exercise of this Warrant. The Warrant Shares shall be deemed to have been issued and Holder or its designee shall be deemed to have become a holder of record of such Warrant Shares for all purposes as of the date the Notice of Exercise of this Warrant is delivered to the Company.

1 Number of shares to be equal to Lender’s (or its affiliate’s) Pro Rata Share of 3.00% of the principal amount of the Term Loan, divided by the Warrant Price.

2 Warrant price will be lesser of (a) the 10-day trailing average of Company’s common stock price, as determined as of the close of business on the business day immediately prior to the Closing Date and (b) Company’s common stock price, as determined as of the close of business on the business day immediately prior to the Closing Date.

(b)         Conversion. In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares requested to be purchased under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Common Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c)         Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Company’s Common Stock shall mean:

(i)         The last reported sale price quoted on the NYSE MKT or on any other exchange on which the Common Stock is listed, or the average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, whichever is applicable, as published in the Eastern Edition of the Wall Street Journal for the three (3) trading days prior to the date of determination of Fair Market Value; or

(ii)        In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the value to be received per share of Common Stock by all holders of the Common Stock in such transaction as determined in the reasonable good faith judgment of Company’s Board of Directors; or

(iii)       In any other instance, the value as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of Section 3(c)(ii) or 3(c)(iii) above, Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Common Stock. The Board of Directors will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Common Stock. Such certifications must be made to Holder, in the event of Section 3(c)(ii) above, at least ten (10) business days prior to the proposed effective date of the merger, acquisition or other consolidation, and in the event of Section 3(c)(iii), promptly after exercise of this Warrant.

(d)         Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation (including, without limitation, pursuant to Section 3(e)(ii)) if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e)         Treatment of Warrant Upon Acquisition of Company.

(i)         Certain Definitions. For the purpose of this Warrant: “Acquisition” means, whether direct or indirect and whether in one or a series of related transactions, any sale, license, assignment, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company's securities as of immediately before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity as of immediately after the transaction (or, if the successor or surviving entity is a wholly-owned subsidiary of another corporation, such successor or surviving entity’s parent). For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting capital stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable. Company shall provide Holder with written notice of any proposed Acquisition not later than ten (10) business days prior to the closing thereof setting forth the material terms and conditions thereof, and shall provide Holder with copies of the draft transaction agreements and other documents in connection therewith and with such other information respecting such proposed Acquisition as may reasonably be requested by Holder. If the Acquisition described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof to Holder and, unless Holder advises the Company in a written notice that it elects to reaffirm the exercise, any purported exercise of this Warrant in connection with such proposed Acquisition shall be null and void.

(ii)         Acquisition for Cash. Holder agrees that, in the event of an Acquisition in which the sole consideration is cash, and such consideration is to be received by the holders of the Company’s Common Stock in respect of their shares of the Common Stock at the closing of the Acquisition, this Warrant shall be automatically exercised (or terminate) as provided in Section 3(d) on and as of the closing of such Acquisition to the extent not previously exercised.

(iii)         Asset Sale. In the event of an Acquisition that is an arms length sale of all or substantially all of Company’s assets (and only its assets) to a third party that is not an Affiliate of Company (a “True Asset Sale”), Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (b) permit the Warrant to continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale.

(iv)         Assumption of Warrant. Upon the closing of any Acquisition other than as particularly described in Section 3(e)(ii) or 3(e)(iii) above (and, for the avoidance of doubt, including any such Acquisition in which the Company is not the surviving entity), Company shall, unless Holder requests otherwise, cause the surviving or successor entity to assume this Warrant and the obligations of Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing (and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant).

(v)         Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with an Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such Acquisition, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such Acquisition.

4.         Representations and Warranties of Holder and Company.

(a)         Representations and Warranties by Holder. Holder represents and warrants to Company as of the date hereof with respect to this Warrant as follows:

(i)         Evaluation. Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii)         Resale. Except for transfers to an affiliate of Holder, Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii)         Rule 144. Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv)         Accredited Investor. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(v)         Opportunity To Discuss. Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities. Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(b)         Representations and Warranties by Company. Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct as of the date hereof.

(i)         Corporate Organization and Authority. Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required.

(ii)         Corporate Power. Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant and any related agreements.

(iii)         Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

(iv)         Valid Issuance of Warrant and Warrant Shares. This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon exercise or conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) or this Warrant. The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(v)         No Conflict. The execution, delivery, and performance of this Warrant will not (a) contravene any of the organizational documents of the Company, (b) violate any material Requirement of Law, (c) require any action by, filing, registration, qualification with, or approval, consent or withholding of objections from, any Governmental Authority or any other Person, except those which have been obtained and are in full force and effect, (d) result in the creation of any Lien on any of the Company’s Property, or (e) result in any breach of or constitute a default under, or permit the termination or acceleration of, any Material Agreement to which the Company is a party.

(vi)         Reports. Company has previously furnished or made available to Holder complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “SEC”), and (b) all other reports filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) with the SEC since December 31, 2012 (such reports are collectively referred to herein as the “Company Reports”). The Company Reports constitute all of the documents required to be filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2012 through the date of this Warrant. The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.         Legends.

(a)           Legend. Each certificate representing the Warrant Shares shall be endorsed with substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF HOLDER) UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT OF 1933, OR (IF REASONABLY REQUIRED BY COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b)         Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall not be affixed or shall be removed and Company shall issue a certificate without such legend to Holder if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) Holder provides to Company an opinion of counsel for Holder reasonably satisfactory to Company, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6.            Transfers of Warrant. In connection with any transfer by Holder of this Warrant, Company may require the transferee to provide Company with written representations and warranties that transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, and may require a legal opinion, in form and substance satisfactory to Company and its counsel, stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act; provided, that Company shall not require an opinion of counsel if the transfer is to an affiliate of Holder. Following any transfer of this Warrant, at the request of either Company or the transferee, the transferee shall surrender this Warrant to Company in exchange for a new warrant of like tenor and date, executed by Company. Upon any partial transfer, Company will also execute and deliver to Holder a new warrant of like tenor with respect to the portion of this Warrant not so transferred. Subject to the foregoing, this Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

7.          Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)         Reclassification or Merger. In case of (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of Company, Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)         Subdivision or Combination of Shares. If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)         Stock Dividends and Other Distributions. If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d)         Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

8.          Notice of Adjustments; Redemption. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and within thirty (30) days of such adjustment shall cause copies of such certificate to be delivered to Holder in accordance with Section 17 hereof.

9.          Financial and Other Reports.

(a)         Exchange Act Reports. With a view to making available to Holder the benefits of Rule 144, the Company shall, so long as it is subject to the reporting requirements of the Act and the Exchange Act (collectively, the “Acts”), (i) at all times make and keep available adequate current public information, as those terms are understood and defined in Rule 144, (ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Acts, and (iii) furnish Holder upon request a written statement by Company that it has complied with the reporting requirements of Rule 144 and the Acts, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, and such other information as may be reasonable requested in availing Holder of any rule or regulation of the SEC that permits the sale of any securities without registration or pursuant to Form S-3.

(b)         Financial Statements and Capitalization Table. If at any time up to the earlier of the Expiration Date and the complete exercise of this Warrant, Company is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, Company shall furnish to Holder, (i) as soon as available and in any event within 30 days after the end of each fiscal month, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Company and its Subsidiaries as of the end of such fiscal month and that portion of the fiscal year ending as of the close of such fiscal month, in a form acceptable to Holder and certified by Company’s president, chief executive officer or chief financial officer, (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Company and its Subsidiaries as of the end of such fiscal quarter and that portion of the fiscal year ending as of the close of such fiscal quarter, in a form acceptable to Holder and certified by Company’s president, chief executive officer or chief financial officer and (iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year, audited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Company and its Subsidiaries as of the end of such fiscal year, together with a report of an independent certified public accounting firm reasonably acceptable to Holder, which report shall contain an unqualified opinion stating that such audited financial statements fairly present in all material respects the financial position of Company and its Subsidiaries for the periods indicated therein in conformity with GAAP applied on a basis consistent with prior years without qualification as to the scope of the audit or as to going concern and without any similar qualification. All such financial statements are to be prepared using GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments). If at any time up to the earlier of the Expiration Date and the complete exercise of this Warrant, Company is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, within 30 days of the end of each calendar quarter, Company shall also deliver to Holder an updated capitalization table of Company in form and substance reasonably acceptable to Holder.

10.         No Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

11.         Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.

12.         No Shareholder Rights Until Exercise. Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

13.         Registry of Warrant. Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

14.         Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

15.         Miscellaneous.

(a)         Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b)         Successors. This Warrant shall be binding upon any successors or assigns of Company.

(c)         Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d)         Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

16.         No Impairment. Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment.

17.          Addresses. All notices or other communications given in connection with this Warrant shall be in writing, shall be addressed to the parties at their respective addresses set forth below (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section 17), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the next business day after being sent by a nationally-recognized overnight courier, or (c) on the third business day after being sent by registered or certified mail, return receipt requested and postage prepaid.

If to Company:	Navidea Biopharmaceuticals, Inc.
425 Metro Place North, Suite 300
Dublin, OH 43017-1367
Attn: Brent L. Larson, Senior Vice President

With copies to:	Porter, Wright, Morris & Arthur, LLP
41 South High Street, Suites 2800-3200
Columbus, OH 43215
Attn: William J. Kelly

If to Holder:	[___]
[___]
[___]
Attn: [___]

With copies to:	[___]
[___]
[___]
Attn: [___]

18.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

19.          GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES OF SUCH STATE) EXCEPT THAT THE GENERAL CORPORATION LAW OF DELAWARE SHALL APPLY TO MATTERS SPECIFICALLY ADDRESSED THEREIN.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

NAVIDEA BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

To:

[____________]

[____________]
[____________]

Attn: [____________]

1.	The undersigned Warrantholder (“Holder”) elects to acquire shares of the Common Stock (the “Common Stock”) of NAVIDEA BIOPHARMACEUTICALS, INC. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated __________ _____, 2013 (the “Warrant”).

2.	Holder exercises its rights under the Warrant as set forth below:

( )	Holder elects to purchase _____________ shares of Common Stock as provided in Section 3(a) and tenders herewith a check in the amount of $___________ as payment of the purchase price.

( )	Holder elects to convert the purchase rights into shares of Common Stock as provided in Section 3(b) of the Warrant.

3.	Holder surrenders the Warrant with this Notice of Exercise.

Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to or for resale in connection with distribution, and it has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Common Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

[___]

By:
Name:_______________________
Title: Duly Authorized Signatory

Date: _____ __, 20__

EXHIBIT F

Form of assignment agreement

This ASSIGNMENT (this “Assignment”), dated as of the Effective Date, is entered into between ___________ (the “Assignor”) and ___________ (the “Assignee”).

The parties hereto hereby agree as follows:

Borrower:	Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Borrower”)

Agent:	General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Agent”)

Loan and Security Agreement:	Loan and Security Agreement, dated as of __________, ____, among Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”; capitalized terms used herein without definition are used as defined in the Loan and Security Agreement)

[Trade Date:	_________, ____][3]

Effective Date:	_________, ____[4]

[3]	Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

[4]	To be filled out by Agent.

Aggregate amount of principal of Term Loans for all Lenders		Aggregate amount of principal of Term Loans Assigned[5]		Percentage Assigned[6]
$	_________	$	_________	__.____	%
$	_________	$	_________	__.____	%
$	_________	$	_________	__.____	%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

[6]	Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Term Loans in the credit facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

Section 1.          Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Loan and Security Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.          Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Assignment, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Term Loans, the percentage of the Term Loans represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Loan Party or the performance or nonperformance by any Loan Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing any part of the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that Agent exchange such Notes for new Notes in accordance with Section 2.1(b) of the Loan and Security Agreement.

Section 3.          Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of _______, a Lender and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignee is an authorized signer for the Assignee and is authorized to execute, sign and deliver this Assignment (b) appoints and authorizes Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Loan Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 10.13 of the Loan and Security Agreement, (f) specifies as its applicable Lending Offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 10.1 of the Loan and Security Agreement and (h) to the extent required pursuant to Section 2.4(i) of the Loan and Security Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4.          Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor and Assignee, this Assignment (including its attachments) will be delivered to Agent for its acceptance and recording (which acceptance and recording shall be mechanical and administrative in nature). The effective date of this Assignment (the “Effective Date”) shall be the date of the acceptance of this Assignment by Agent. Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.          Effect. As of the Effective Date, (a) Assignee shall be a party to the Loan and Security Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Loan and Security Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Term Loan Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.          Distribution of Payments. On and after the Effective Date, Agent shall make all payments under the Loan Documents in respect of the Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.          Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)          On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, Agent and their Related Persons and their successors and assigns.

(c)          This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)          This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)          Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office for Eurodollar Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices)
for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

[SIGNATURE PAGE FOR ASSIGNMENT FOR NAVIDEA BIOPHARMACEUTICAL’S CREDIT AGREEMENT]

ACCEPTED and AGREED
this day of :

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent

By:
Name:
Title:

[NAME OF BORROWER][7]

By:
Name:
Title:

7 Include only if required pursuant to clause (x)(C) of the definition of “Qualified Assignee” of the Credit Agreement.